Exhibit 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

EXECUTION COPY

STRATEGIC COLLABORATION AND LICENSE AGREEMENT

BY AND BETWEEN

HANSOH (SHANGHAI) HEALTHTECH CO., LTD.
JIANGSU HANSOH PHARMACEUTICAL GROUP COMPANY LTD.

AND

EQRX, INC.

DATED AS OF JULY 22, 2020

i

STRATEGIC COLLABORATION AND LICENSE AGREEMENT

THIS STRATEGIC COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of July 22, 2020 (the “Effective Date”), by and among HANSOH (SHANGHAI) HEALTHTECH CO., LTD., a corporation incorporated under the laws of China having its principal place of business at Room 102, Block 1 No.298 Xiangke Road, China (Shanghai) Pilot Free Trade Zone, China (“Hansoh Healthtech”) and JIANGSU HANSOH PHARMACEUTICAL GROUP COMPANY LTD., a corporation incorporated under the laws of China having its principal place of business at No. 9 Dongjin Road, Huaguoshan Avenue, Lianyuangang, Jiangsu, China (“Jiangsu Hansoh” and together with Hansoh Healthtech, “Hansoh”), and EQRX, INC., a Delaware corporation having its principal place of business at 50 Hampshire St., Cambridge, MA 02139, United States (“EQRx”). Hansoh and EQRx are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Hansoh and its Affiliates own certain Patents and Know-How relating to the Licensed Compounds (all as defined below).

Hansoh desires to grant, and EQRx desires to accept, a license under such Patents and Know-How to permit EQRx to research, develop, manufacture and commercialize Licensed Compounds and Licensed Products in the EQRx Territory (all as defined below), in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

Article 1
DEFINITIONS

As used in this Agreement, the terms set out in this Article 1, whether used in the singular or plural form, will have the meanings set forth therein.

1.1 “Affiliate” means, with respect to a Party or any other Person, a Person that controls, is controlled by, controlling or is under common control with such Party, but only for so long as such control will continue. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by”, “controlling” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.2 “Alliance Managers” has the meaning set forth in Section 4.1.

1.3 “Almonertinib” means the compound known as Almonertinib, which has the chemical structure set forth on Schedule 1.2.

1.4 “Arising IP” has the meaning set forth in Section 10.1(b)(i).

1.5 “Bankrupt Party” has the meaning set forth in Section 14.7.

1.6 “Bankruptcy Code” has the meaning set forth in Section 14.3(c).

1.7 “Blocking IP” has the meaning set forth in Section 9.4(d)(iii).

1.8 “Both-Territories Issue” has the meaning set forth in Section 4.3(a).

1.9 “Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party (whether directly or indirectly (e.g., as a result of a merger or consolidation of a parent entity)) with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with any of its Affiliates, becomes the direct or indirect beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets that relate to this Agreement; provided, however, that any (i) public offering or any other bona fide capital raising event or (ii) transaction undertaken solely for tax planning purposes or solely to change a Party’s domicile, in each case ((i)-(ii)), will not constitute a “Change of Control.”

1.10 “Claim” has the meaning set forth in Section 12.3.

1.11 “Clinical Trial” means a study in humans to obtain information regarding a pharmaceutical product, including information relating to the safety, tolerability, pharmacological activity, pharmacokinetics, dose ranging or efficacy of such product, including a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial and a Pivotal Clinical Trial.

1.12 “Combination Product” means a Licensed Product that, in addition to containing a Licensed Compound as an active ingredient, is sold with one (1) or more other active pharmaceutical ingredients that is not a Licensed Compound, either as a fixed dose/unit or as separate doses/units but in any event, in a single package for a single price.

1.13 “Combination Therapy” means (a) a Combination Product or (b) [***]

1.14 [***] means, [***]

1.15 “Competitive Product” means [***]

1.16 “Conducting Party” has the meaning set forth in Section 5.4.

1.17 “Confidential Information” has the meaning set forth in Section 13.1.

1.18 “Control” means, when used with respect to any item of Know-How, Patent, material (including Materials) or documents, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign or grant a license, sublicense or other right to or under such Know-How, Patent, material or document to the extent that it does not violate the terms of any prior written agreement with any Third Party. “Controlled” and “Controlling” have corresponding meanings.

1.19 “Cover,” “Covering,” or “Covered” means, with respect to a particular subject matter at issue and the relevant Patent, that, but for a license granted to a Party under a claim included in such Patent or ownership of such Patent, the Exploitation by such Party of the subject matter at issue, would infringe such claim or, in the case of a Patent that is a patent application, would infringe a claim in such patent application if it were to issue as a patent.

1.20 “Data” means research data, pharmacology data, chemistry, preclinical and clinical data, including raw data, original records, investigator reports, both preliminary and final, statistical analyses, expert opinions and reports, safety and other electronic databases.

1.21 “Defending Party” has the definition set forth in Section 10.3.

1.22 “Development Costs” means, [***]

1.23 “Development Cost Split” has the meaning set forth in Section 5.3(b).

1.24 “Diligence Issue” has the meaning set forth in Section 4.3(b).

1.25 “EGFR” means epidermal growth factor receptor.

1.26 “EGFR Inhibitor” means a small molecule tyrosine kinase inhibitor directed against EGFR.

1.27 “EMA” means the European Medicines Agency or any successor agency thereto.

1.28 “EQRx Arising IP” has the meaning set forth in Section 10.1(b)(i).

1.29 “EQRx Indemnitees” has the meaning set forth in Section 12.1.

1.30 “EQRx Territory” means all countries and territories throughout the world, except for the Hansoh Territory.

1.31 “EU” means the European Union and the United Kingdom.

1.32 “European Union” means the economic, scientific and political organization of member states known as the European Union as it is constituted as of the Effective Date.

1.33 “Executive Officer” means (a) in the case of EQRx, the chief executive officer of EQRx, and (b) in the case of Hansoh, the Head of Business Development of Hansoh, who in each case will not be a member of the JSC.

1.34 “Existing Nondisclosure Agreement” means the Mutual Nondisclosure Agreement entered into by EQRx and Hansoh, [***]

1.35 “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.36 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.37 “Field” means any and all uses for the treatment of cancer, cancer-related and immune-inflammatory diseases in humans.

1.38 “First Commercial Sale” means, [***]

1.39 “First-Line NSCLC Approval” means Regulatory Approval of a Licensed Product for use as a first-line therapy for treatment of human patients with EGFR exon 19 deletion and/or L858R mutation-positive non-small cell lung cancer (“NSCLC”).

1.40 “FTE Rate” means [***]

1.41 “Generic Product” means, with respect to a particular Licensed Product in a country, a pharmaceutical product that: (a) (i) contains the same or substantially the same active ingredient as the Licensed Product and (ii) is approved for use or marketing in such country by a Regulatory Authority through an Abbreviated New Drug Application or new drug application submitted to the FDA under 21 U.S.C. § 355(b)(2) (or any replacement thereof) (“505(b)(2) NDA”), or any enabling legislation thereof, or pursuant to any similar abbreviated route of approval in any countries in the EQRx Territory; or (b) (i)  [***] and (ii) [***] for obtaining Regulatory Approval for such Licensed Product.

1.42 “Governmental Authority” means any applicable national, supra-national (e.g. the European Commission or the Council of the European Union), regional, state or local government authority, court, tribunal, arbitrator, agency, department, bureau, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.

1.43 “Hansoh Arising IP” has the meaning set forth in Section 10.1(b)(i).

1.44 “Hansoh Indemnitees” has the meaning set forth in Section 12.2.

1.45 “Hansoh Territory” means the People’s Republic of China, and its territories and possessions, including, solely for the purposes of this Agreement, Hong Kong, Macau and Taiwan.

1.46 “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA in the United States, or (b) the equivalent application to the Regulatory Authority corresponding to the FDA in any country or regulatory jurisdiction other than the United States, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such country or regulatory jurisdiction.

1.47 “Indemnified Party” has the meaning set forth in Section 12.3.

1.48 “Indemnifying Party” has the meaning set forth in Section 12.3.

1.49 “Initiation” means, with respect to a given Clinical Trial, the administration of the [***] dose of the [***] Licensed Product to the [***] pursuant to the study protocol for such Clinical Trial.

1.50 “Joint Arising IP” has the meaning set forth in Section 10.1(b)(i).

1.51 “Know-How” means any data, know-how, results, and information of any type whatsoever, in any tangible or intangible form, including trade secrets, practices, techniques, methods, processes, protocols, inventions, discoveries, developments, specifications, formulations, formulae, Materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, clinical and non-clinical study reports, clinical and non-clinical data, regulatory filings and regulatory submission documents and summaries, technology, pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, safety data, manufacturing processes and techniques, studies and procedures and any other know-how, and any physical embodiments of any of the foregoing, in each case, whether or not confidential, proprietary or patentable.

1.52 “Laws” means all applicable laws, statutes, rules, regulations, orders, judgments, injunctions, ordinances or other pronouncements having the binding effect of law of any Governmental Authority, including if either Party is or becomes subject to a legal obligation to a Regulatory Authority or other Governmental Authority (such as a corporate integrity agreement or settlement agreement with a Governmental Authority).

1.53 “Licensed Compound(s)” means (a) Almonertinib and (b) any [***] A list of Licensed Compounds in existence as of the Effective Date is attached hereto as Schedule 1.53.

1.54 “Licensed Know-How” means any and all Know-How (whether or not patentable) Controlled by Hansoh or any of its Affiliates as of the Effective Date or during the Term that [***] in the Field in the EQRx Territory as a monotherapy.

1.55 “Licensed Patents” means any and all Patents Controlled by Hansoh or any of its Affiliates as of the Effective Date or during the Term that are [***] in the Field in the EQRx Territory, including the Patents listed on Schedule 1.55.

1.56 “Licensed Product” means any product containing or comprised of a Licensed Compound as an active ingredient, and all formulation and dosages thereof. For clarity, a Licensed Product includes a Combination Product.

1.57 “Licensed Technology” means any and all Licensed Patents and Licensed Know-How. For clarity, the Licensed Technology shall include (a) Hansoh’s interest in the Joint Arising IP; and (b) [***] (“Included Hansoh Arising IP”).

1.58 “Materials” means all tangible compositions of matter, devices, articles of manufacture, assays, biological, chemical or physical materials and other similar materials.

1.59 “Milestone Reduction” has the meaning set forth in Section 5.3(b).

1.60 “Negotiation Period” has the meaning set forth in Section 10.1(b)(iv).

1.61 “Net Receipts” has the meaning set forth in Section 9.4(d)(iii).

1.62 “Net Sales” means, with respect to a Licensed Product, the aggregate gross sales of such Licensed Product sold by EQRx, any of its Affiliates or Sublicensees (each, a “Selling Party”) to a Third Party (including distributors, resellers, wholesalers, hospitals and end users) in the EQRx Territory, less the following deductions to the extent that such amounts are either included in the billing as a line item as part of the gross sales or otherwise documented to be specifically attributable to actual sales of the Licensed Product, all determined in accordance with the internal standard policies and procedures of the applicable Selling Party, consistently applied:

(a) [***]

(b) [***]

(c) [***]

(d) [***]

(e) [***] and

(f) [***]

For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (a) to (f) above, such item may not be deducted more than once. Sales and other transfer of a Licensed Product between any Selling Party to another Selling Party will not give rise to Net Sales, but rather Net Sales will be deemed to have arisen upon the subsequent sale of a Licensed Product to a Third Party. In any event, any amounts received or invoiced by a Selling Party [***]

Net Sales for any Combination Product will be calculated on a country-by-country basis by multiplying actual Net Sales of such Combination Product by [***] If such Licensed Product is not sold separately in finished form in such country, the Parties will determine Net Sales for such Licensed Product by [***] If neither the Licensed Product nor the additional active pharmaceutical ingredients are sold separately in finished form in such country, the Parties shall discuss in [***] and reach mutual agreement on an appropriate allocation of Net Sales of the Combination Product based on the [***]

1.63 “Non-Conducting Party” has the meaning set forth in Section 5.4.

1.64 “Orange Book” has the meaning set forth in Section 10.6(b).

1.65 “Patent” means (a) any national, regional or international patent or patent application, including any provisional patent application, (b) any patent application filed either from such a patent, patent application or provisional application or from an application claiming priority from any of these, including any divisional, continuation, continuation-in-part, provisional, converted provisional, and continued prosecution application, (c) any patent that has issued or in the future issues from any of the foregoing patent applications ((a) and (b)), including any utility model, petty patent, design patent and certificate of invention, (d) any extension or restoration by existing or future extension or restoration mechanisms, including any revalidation, reissue, re-examination and extension (including any supplementary protection certificate and the like) of any of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent application or patent.

1.66 “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority or any other entity not specifically listed in this Section 1.66.

1.67 “Phase I Clinical Trial” means a human clinical trial of a product, the principal purpose of which is a determination of initial tolerance or safety of such product in healthy volunteers or the target patient population, as described in 21 CFR 312.21(a) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a country other than the United States.

1.68 “Phase II Clinical Trial” means a human clinical trial of a product, the principal purpose of which is a determination of safety and efficacy in the target patient population, as described in 21 C.F.R. 312.21(b) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a country other than the United States.

1.69 “Phase III Clinical Trial” means a human clinical trial of a product, the design of which is acknowledged by the FDA to be sufficient for such clinical trial to satisfy the requirements of 21 C.F.R. 312.21(c) (as amended or any replacement thereof).

1.70 “Pivotal Clinical Trial” means (a) a Phase III Clinical Trial that is intended by EQRx or its Affiliates or Sublicensees to be submitted (together with any other registration trials that are prospectively planned when such Phase III Clinical Trial is initiated) for Regulatory Approval in the U.S. or the EU, or (b) any other human clinical trial that is intended by EQRx or its Affiliates or Sublicensees to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which clinical trial is a registration trial intended by EQRx or its Affiliates or Sublicensees to be sufficient for filing an application for a Regulatory Approval for such product in the U.S. or a similar clinical trial prescribed by the Regulatory Authority in a country other than the United States solely as evidenced by the acceptance for filing for a Regulatory Approval for such product after completion of such clinical trial.

1.71 “PMDA” means the Pharmaceuticals and Medical Devices Agency of Japan or any successor agency thereto.

1.72 “Pricing Approval” means such governmental approval, agreement, determination or decision establishing prices for a Licensed Product that can be charged to consumers or reimbursed by Governmental Authorities in a country or regulatory jurisdiction where the applicable Governmental Authorities of such country or regulatory jurisdiction approve or determine the pricing and/or reimbursement of pharmaceutical products.

1.73 “Product Marks” has the definition set forth in Section 10.5.

1.74 “Prosecuting Party” has the definition set forth in Section 10.2(d)(i).

1.75 “Regulatory Approval” means all approvals necessary for the marketing, importation, sale and other commercialization of a product for one or more indications in a country or regulatory jurisdiction, which may include satisfaction of all applicable regulatory and notification requirements, excluding Pricing Approvals. Regulatory Approvals include approvals by Regulatory Authorities of INDs, Marketing Authorization Application (“MAA”), or New Drug Applications, as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA (an “NDA”).

1.76 “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval or, to the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of a product in such country or regulatory jurisdiction, including the FDA, EMA, PMDA and the UK Medicines and Healthcare products Regulatory Agency in the United Kingdom (“MHRA”), and any successor entity thereto.

1.77 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a product other than Patents, including, without limitation, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997 (including pediatric exclusivity), orphan drug exclusivity, or rights similar thereto outside the U.S.

1.78 “Regulatory Materials” means regulatory applications, submissions, notifications, registrations, or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to develop, manufacture, market, import, sell or otherwise commercialize a Licensed Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs and NDAs (as applications, but not the approvals with respect thereto).

1.79 “Royalty Term” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the period commencing upon the First Commercial Sale of such Licensed Product in such country and ending upon the later to occur of (a) expiration date in such country of the last to expire Valid Claim in such country included within [***] the Licensed Compound or Licensed Product; (b) the expiration of all Regulatory Exclusivities for such Licensed Product in such country; or (c) [***] after the First Commercial Sale in such country of such Licensed Product.

1.80 “SEC” has the definition set forth in Section 13.2.

1.81 “Selling Party” has the meaning set forth in Section 1.59.

1.82 “Senior Company Representatives” has the meaning set forth in Section 4.4.

1.83 “Sublicensee” means any Third Party granted a sublicense by EQRx under the rights licensed to EQRx pursuant to Article 2 hereof.

1.84 “Technology Transfer Plan” has the meaning set forth in Section 3.1.

1.85 “Territory” means (a) with respect to EQRx, the EQRx Territory and (b) with respect to Hansoh, the Hansoh Territory.

1.86 “Third Party” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, trust, union or other entity other than Hansoh or EQRx or their respective Affiliates.

1.87 “Valid Claim” means a claim of any pending Patent application or any issued, unexpired United States or granted foreign Patent that Covers any Licensed Compound or Licensed Product that has not been dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other body of competent jurisdiction from which no further appeal can be taken, and that has not been explicitly disclaimed, or admitted in writing to be invalid or unenforceable or of a scope not covering a particular product or service through reissue, disclaimer or otherwise; provided that if a particular claim has not issued within [***] it will not be considered a Valid Claim for purposes of this Agreement unless and until such claim is included in an issued or granted Patent, notwithstanding the foregoing definition.

Article 2
LICENSES

2.1 License to EQRx. Subject to the terms and conditions of this Agreement, Hansoh hereby grants to EQRx, on behalf of itself and its Affiliates, during the Term of this Agreement the following:

(a) an exclusive (even as to Hansoh and any of its Affiliates), transferable (as permitted in accordance with Section 16.6) license, with the right to sublicense (as permitted in accordance with Section 2.3), under the Licensed Technology, to research, have researched, develop, have developed, commercialize, have commercialized, manufacture, have manufactured, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported (collectively, “Exploit” or “Exploitation”) Licensed Compounds and Licensed Products in the Field in the EQRx Territory. For the avoidance of doubt, as used in this Agreement and in the definition of “Exploit”, “develop” includes both non-clinical and clinical drug research and development activities.

(b) an a non-exclusive, non-transferable (except as permitted in accordance with Section 16.6), non-sublicensable, limited license under the Licensed Technology in the Field in the Hansoh Territory:

(i) to use, have used, research, have researched, develop and have developed Licensed Compounds and Licensed Products in the Hansoh Territory solely for purposes of conducting preclinical studies and clinical trials in furtherance of the Exploitation of the Licensed Compounds and Licensed Products in the Field in the EQRx Territory, and

(ii) to export and have exported Licensed Compounds and Licensed Products from the Hansoh Territory for Exploitation in the Field in the EQRx Territory,

(c) in each case ((i) and (ii)), in accordance with the terms of this Agreement. For the avoidance of doubt, as used in this Agreement, “develop” includes both non-clinical and clinical drug research and development activities.

2.2 Retained Rights. For purposes of clarity, each Party retains all rights under Know-How or Patents owned or in-licensed by such Party not expressly granted to the other Party pursuant to this Agreement.

2.3 Sublicensing. The license granted by Hansoh to EQRx in Section 2.1(a) may be sublicensed by EQRx through multiple tiers: (a) to any of its Affiliates without the prior written consent of Hansoh, (b) to any Third Party with [***] or (c) to any Third Party other than a Third Party described in the foregoing clause (b) [***] EQRx, shall ensure that each of its Sublicensees is bound by a written agreement containing provisions at least as protective of those set forth in this Agreement and [***] EQRx and the Sublicensee entering into a confidentiality agreement to the extent required by the Sublicensee to cover the disclosure of such sublicense prior to providing Hansoh with such copy. In any event, EQRx shall remain solely responsible and liable to Hansoh for all activities of EQRx’s Affiliates and Sublicensees to the same extent as if such activities had been undertaken by EQRx itself.

2.4 Subcontracting. Each Party may perform its obligations under this Agreement through Third Party subcontractors; provided that each subcontracting Party (a) will require that such Third Party subcontractor operates in a manner consistent with the terms of this Agreement and (b) will remain at all times fully liable for its responsibilities hereunder. Any Third Party engaged by either Party to perform any activities under this Agreement shall have agreed to assign rights to intellectual property, as applicable, as is necessary to give effect to Section 10.1(b) of this Agreement.

2.5 No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license or other rights, express or implied, under any intellectual property rights (whether by implication, estoppel or otherwise).

2.6 Third Party Payments. Subject to Section 9.4(d), [***]

2.7 Exclusivity Obligations.

(a) During the Term of this Agreement and to the maximum extent permissible by applicable Laws, EQRx (i) shall not, directly or indirectly, Exploit any Competitive Product in the EQRx Territory or in the Hansoh Territory; and (ii) shall prohibit its Affiliates and Sublicensees, and Affiliates of Sublicensees (to the extent that EQRx is able to bind such Affiliates of Sublicensees), from performing or enabling, directly or indirectly, any of the activities described in clause (i) in the EQRx Territory or in the Hansoh Territory.

(b) During the Term of this Agreement and to the maximum extent permissible by applicable Laws, Hansoh: (i) shall not, directly or indirectly, Exploit any Competitive Product in the EQRx Territory; and (ii) shall prohibit its Affiliates and Sublicensees, and Affiliates of Sublicensees (to the extent that Hansoh is able to bind such Affiliates of Sublicensee), from performing or enabling, directly or indirectly, any of the activities described in clause (i) in the EQRx Territory.

(c) In the event that a Party or its Affiliate acquires a Third Party or any subsidiaries or divisions thereof (by merger, sale consolidation, reorganization or other Change of Control), and as of the date of such acquisition, such Third Party owns or has rights to Exploit one or more Competitive Product(s) that would otherwise violate this Section 2.7, then such Party shall not be deemed to be in violation of this Section 2.7 provided that [***]

(d) In the event that a Party or its Affiliate is acquired by a Third Party (by merger, sale, consolidation, reorganization or other Change of Control) and, as of the date of such acquisition, such Third Party owns or has rights to Exploit one or more Competitive Product(s) that would otherwise violate this Section 2.7, then such Party shall not be deemed to be in violation of this Section 2.7 provided that [***]

Article 3
TECHNOLOGY TRANSFER

3.1 Technology Transfer Plan. Within [***] following the Effective Date, the Parties will agree to a written transfer plan (the “Technology Transfer Plan”) setting forth the details and the timing for the transfer by Hansoh to EQRx of [***] to be transferred to EQRx pursuant to Section 3.2 and as set forth on Schedule 3.1 (the “Initial Technology Transfer Plan”) and (b) [***] to be transferred to EQRx during the Term pursuant to a mutually agreed upon and amended Technology Transfer Plan.

3.2 Initial Transfers and Assignments.

(a) Assignment of Regulatory Materials. Within [***] following the date on which the Parties agree on the Technology Transfer Plan, (a) Hansoh will transfer and assign, or will cause the transfer or assignment, to EQRx or its designee Hansoh’s, or any of its Affiliates’, [***] and (b) the Parties will complete all other transition activities with respect to the Regulatory Materials [***] Hansoh will provide English translations of all of the foregoing Regulatory Materials and other regulatory documentation if available or, if not available, English translations will be made by or on behalf of Hansoh [***] option and cost, subject to [***] prior to such translation services being performed.

(b) Initial Transfer of Licensed Know-How and Materials. As set forth in the Technology Transfer Plan, Hansoh, [***] will transfer to EQRx by the applicable delivery dates set forth in the Technology Transfer Plan [***] (including English translations of all of the foregoing, if available or, if not available, English translations will be made by Hansoh at [***] option and cost, subject to [***] prior to such translation services being performed). In addition, [***] Hansoh, [***] will transfer to EQRx by the applicable delivery dates [***]

3.3 Technical Assistance. During the Term, Hansoh will [***] with EQRx to facilitate the technology transfer of any additional Regulatory Materials required to be provided to EQRx under this Agreement, [***] requested by EQRx and [***] agreed upon by Hansoh to enable the [***] Such cooperation will include, (i) providing EQRx with [***] access by teleconference or in-person at Hansoh’s or any of its Affiliates’ facilities to Hansoh or any of its Affiliates’ personnel involved in the research, development or manufacturing of the Licensed Compounds and Licensed Products, (ii) providing EQRx with a [***] level of technical assistance and consultation in connection with the transfer to EQRx of Licensed Technology, and (iii) responding to questions raised by EQRx in connection with the Licensed Technology; provided that, [***] In all cases, Hansoh’s provision of such cooperation shall include access by EQRx to [***] employee of Hansoh who possesses a general understanding of the subject matter on which EQRx is requesting cooperation and is a fluent English speaker, including with respect to the applicable subject matter at hand.

Article 4
GOVERNANCE

4.1 Alliance Manager. Within [***] of the Effective Date, each Party will appoint an employee of a Party (from the Party or from any Affiliate of such Party) who possesses a general understanding of research and development issues to act as the facilitator of the meetings of the JSC and the first point of contact between the Parties with regard to questions relating to this Agreement or the overall business relationship and related matters between the Parties (the “Alliance Managers”). Each Party may replace its Alliance Manager at any time upon written notice to the other Party. Any Alliance Manager appointed by Hansoh must be a fluent English speaker and who possesses a general understanding of the subject matter covered by this Agreement.

4.2 Joint Steering Committee.

(a) Formation; Composition. Within [***] of the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) comprised of [***] representatives from each Party (or appointed representatives of any Affiliate of such Party) with sufficient seniority within the applicable Party to make decisions arising within the scope of the JSC’s responsibilities. The JSC may change its size from time to time by mutual written consent of its members, provided that the JSC will consist at all times of an equal number of representatives of each of Hansoh and EQRx. Each Party may replace its JSC representatives at any time upon written notice to the other Party. The JSC may invite non-members to participate in the discussions and meetings of the JSC, provided that such participants will have no voting authority at the JSC. Each meeting of the JSC will be co-chaired by [***] The role of the chairpersons will be to convene and preside at meetings of the JSC. The chairpersons will have no additional powers or rights beyond those held by the other JSC representatives. The Alliance Managers will work with the chairpersons to prepare and circulate agendas and to ensure the preparation of minutes.

(b) Specific Responsibilities. The JSC will:

(i) monitor the transfer of Licensed Know-How pursuant to the Technology Transfer Plan;

(ii) monitor and keep Hansoh informed of EQRx’s progress with respect to activities relating to the development of the Licensed Compounds and Licensed Products and commercialization of the Licensed Products in the EQRx Territory;

(iii) encourage and facilitate communication and the flow of information between the Parties with respect to its activities relating to the development and commercialization of the Licensed Products in each Party’s Territory;

(iv) review and provide input on the Development Plan and any amendments (including the proposed addition of any Clinical Trial to the Development Plan) or updates to the Development Plan;

(v) create, implement and review the overall strategy regarding Regulatory Approval of the Licensed Products in each Party’s Territory;

(vi) review and provide input on the progress reports submitted by each Party pursuant to Section 5.2;

(vii) discuss and attempt to address any scientific or technical issues arising in the course of each Party’s development and commercialization activities with respect to the Licensed Products in their respective Territories;

(viii) discuss and attempt to address manufacturing issues or manufacturing tech transfer issues relating to the Licensed Compounds and/or the Licensed Product;

(ix) establish guidelines with respect to, and review, the proposed publication and public presentation plans of the Parties with respect to a Licensed Compound or Licensed Product in their respective Territory;

(x) serve as an initial forum for discussion of any issues arising from the conduct of research, development, manufacturing or commercialization activities in a Party’s Territory that may impact the activities in the other Party’s Territory;

(xi) serve as an initial forum for review, discussion and resolution of any Diligence Issue raised by Hansoh with respect to EQRx’s development and commercialization of the Licensed Product in the EQRx Territory; and

(xii) perform such other functions as appropriate, to further the purposes of this Agreement, in each case as may be assigned to the Parties pursuant to this Agreement or as may be mutually agreed to in writing by the Parties.

(c) Meetings. During the Term, the JSC will meet [***] unless otherwise agreed to by the JSC. No later than [***] prior to any meeting of the JSC, the Alliance Managers will jointly prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting. Either Party may also call a special meeting of the JSC (by videoconference, teleconference or in person) by providing at least [***] prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such Party will work with the chairpersons of the JSC to provide the members of the JSC no later than [***] prior to the special meeting with an agenda for the meeting and materials reasonably adequate to enable an informed decision on the matters to be considered. The JSC may meet in person, by videoconference or by teleconference. In-person JSC meetings will be held at locations mutually agreed upon by Hansoh and by EQRx. Each Party will bear the expense of its respective JSC members’ participation in JSC meetings. Meetings of the JSC will be effective only if each Party’s Alliance Manager and at least [***] JSC members from each Party (of which [***] such member may be such Party’s Alliance Manager) are present or participating in such meeting. The Alliance Managers will be responsible for preparing reasonably detailed written minutes of all JSC meetings that reflect material decisions made and action items identified at such meetings. The Alliance Managers will send draft meeting minutes to the respective co-chairpersons of the JSC for each Party for review and approval within [***] after each JSC meeting. Such minutes will be deemed approved unless one or more members of the JSC objects to the accuracy of such minutes within [***] Minutes will be officially endorsed by the JSC at the next JSC meeting, and will be signed by both chairpersons.

(d) Decision-Making. The representatives from each Party on the JSC will have, collectively, [***] on behalf of that Party, and all decision making will be by consensus. Disputes at the JSC will be handled in accordance with Section 4.3.

4.3 Resolution of JSC Disputes.

(a) Referral to Executive Officers. If the JSC is unable to reach consensus on any issue for which it is responsible (except for a Diligence Issue or a Both Territories Issue, which shall be resolved according to Section 4.4), within [***] after a Party affirmatively states that a decision needs to be made, either Party may elect to submit such issue the Parties’ Executive Officers. If a Party makes an election to refer a matter to the Executive Officers, the Executive Officers will use [***] efforts, in compliance with Section 15.1, to resolve promptly such matter, which [***] efforts will include [***] in-person, video or telephonic meeting between such Executive Officers within [***] after the submission of such matter to them. If the Executive Officers are unable to reach consensus on any such matter within [***] after its submission to them, subject to the good faith considerations under Section 4.3(b), the matter will be decided by [***] provided that, [***] which shall be resolved according to Section 4.4. Notwithstanding anything to the contrary set forth herein, neither [***] may unilaterally make a decision that (A) expands a Party’s contractual rights or reduces a Party’s contractual obligations under this Agreement or (B) conflicts with this Agreement or (C) is stated to require the mutual agreement or mutual consent of the Parties herein (or that is subject to the determination of a Party, as stated herein). In addition, no exercise by [***] of its decision-making authority can amend or waive compliance with any terms of this Agreement. Any unresolved disputes related to which Party has final decision making authority with respect to a certain subject matter shall be resolved by arbitration pursuant to Article 15.

(b) [***] In conducting themselves on the JSC, and in exercising their rights under this Section 4.3, all representatives of both Parties will consider [***] all input received from the other Party, and will use [***] to reach consensus on all matters before them. In exercising any decision-making authority granted to it under this Article 4, each Party will act based on its [***] judgment taking into consideration the best mutual interests of the Parties and to avoid taking any actions pursuant to this Agreement that may adversely affect the development and commercialization of the Licensed Products in the other Party’s Territory.

(c) Diligence Issues. If Hansoh is or becomes aware of facts that might form a [***] basis to allege that EQRx has failed to meet any of its diligence obligations with respect to Sections 5.1(c) and 6.1(c), then Hansoh will use [***] efforts to notify EQRx in writing [***] of such potential alleged performance failure (each such potential alleged performance failure, a “Diligence Issue”). Promptly upon EQRx’s receipt of any notice of a Diligence Issue pursuant to this Section 4.3(c), EQRx will contact Hansoh to discuss the specific nature of such Diligence Issue and [***] If, no later than [***] after EQRx’s receipt of such a notice, (a) the Parties have not reached consensus regarding whether EQRx has failed to satisfy its diligence obligations or (b) the Parties have not agreed upon an appropriate corrective course of action for such Diligence Issue, then [***]

4.4 Escalation to Senior Company Representatives. If the JSC is unable to reach consensus on any Diligence Issue or a Both-Territories Issue, within [***] after a Party affirmatively states that a decision needs to be made, either Party may elect to submit such issue to [***] in the case of EQRx, or the [***] in the case of Hansoh (the “Senior Company Representatives”). If a Party makes an election to refer a matter to the Senior Company Representatives, the Senior Company Representatives will use [***] efforts, in compliance with Section 15.1, to resolve promptly such matter, which [***] efforts will include [***] in-person, video or telephonic meeting between such Senior Company Representatives within [***] after the submission of such matter to them. If the Senior Company Representatives are unable to reach consensus on any such matter within [***] after its submission to them, subject to the [***] considerations under Section 4.3(b), the matter shall be resolved by arbitration pursuant to Article 15.

Article 5
DEVELOPMENT

5.1 Overview.

(a) Prior and Ongoing Hansoh Development Efforts. Prior to the Effective Date, Hansoh has independently (i) conducted research on Licensed Compounds, (ii) developed and obtained certain Regulatory Approval in the Hansoh Territory for the Licensed Products and (iii) developed the Know-How and acquired the capabilities to manufacture Licensed Compounds and Licensed Products. In addition, Hansoh has independently initiated certain Clinical Trials inside and outside of the Hansoh Territory in connection with such Licensed Product. The Parties acknowledge that notwithstanding anything in this Agreement, Hansoh may continue to Exploit the Licensed Compounds and Licensed Products at its sole discretion and control (i) in the Hansoh Territory and (ii) subject to Section 5.4, anywhere outside of the Hansoh Territory but solely for purposes of obtaining and maintain Regulatory Approval of Licensed Products in the Hansoh Territory. The Parties further acknowledge that Hansoh shall [***] Hansoh will keep EQRx informed of the progress through the JSC of any additional research and development activities it conducts with respect to Licensed Compounds or Licensed Products.

(b) EQRx Responsibilities. Subject to the terms and conditions of this Agreement, EQRx will, subject to monitoring by the JSC as set forth in Article 4, have the sole decision-making authority over the research and development of Licensed Compounds and Licensed Products, and have the sole responsibility of obtaining and maintaining appropriate Regulatory Approval(s) therefor, in the Field pursuant to the Development Plan, including activities necessary to conduct IND-enabling studies or seek, obtain or maintain Regulatory Approval, (i) in the EQRx Territory and (ii) subject to Section 5.4, anywhere outside of the EQRx Territory but solely for purposes of obtaining and maintaining Regulatory Approval of Licensed Products in the EQRx Territory; [***] EQRx will keep Hansoh informed of the progress of its research and development activities through the JSC and EQRx’s reports pursuant to Section 5.1(d) and Section 5.2.

(c) EQRx Standards of Conduct; Diligence. Subject to the terms of this Agreement, EQRx will undertake research and development activities with respect to the Licensed Compounds and Licensed Product in the Field for use in the EQRx Territory in accordance with the Development Plan (as described in Section 5.2 below). EQRx will use [***] to develop and obtain Regulatory Approval for at [***] in the Field in the EQRx Territory.

(d) Data and Reports.

(i) Within a [***] period of time following the completion of a Clinical Trial or other study (but in any event no later than [***] thereafter), EQRx shall provide Hansoh through the JSC with a copy of all Data [***] At the [***] during the Term and for so long as EQRx conducts any research and development activities on any Licensed Compounds or Licensed Products, EQRx will provide Hansoh a written report on the research or development activities conducted by or on behalf of EQRx or its Affiliates in the [***] and provide an updated status on the progress of such research and development activities. Hansoh and its Affiliates may use or reference such provided Data solely in connection with its activities in the Hansoh Territory.

(ii) Within a [***] period of time following the completion of a Clinical Trial or other study conducted by Hansoh with respect to a Licensed Product, Hansoh shall provide EQRx through the JSC with a copy of all Data [***] EQRx and its Affiliates may use or reference such provided Data solely in connection with its research and development activities in accordance with this Agreement.

(iii) In addition to the foregoing, Hansoh will [***] inform EQRx of any metabolites, salts, esters, free acid forms, free base forms, crystalline forms including co-crystalline forms, amorphous forms, pro-drug forms, racemates, polymorph, chelates, tautomers, solvates or optical isomers that meet the definition of “Licensed Compound” hereunder that Hansoh or any of its Affiliates discovers, develops, generates, identifies, or invents after the Effective Date and during the Term and are owned or Controlled by Hansoh or any of its Affiliates.

5.2 Development Plan. Within [***] following the Effective Date, the Parties shall agree to a written plan setting forth the details and the timing of the research and development activities relating to the Licensed Compounds and Licensed Products to be conducted by EQRx, including any such activities to be conducted to achieve Regulatory Approval for the Licensed Product (the “Development Plan”). An initial list of the development and regulatory activities that EQRx anticipates would be conducted in each country or jurisdiction in the Field within the EQRx Territory pursuant to the Development Plan (with a focus on development and regulatory activities required to achieve initial Regulatory Approval of the Licensed Product in the EU and U.S.) is set forth on Schedule 5.2 attached hereto. The JSC will review and provide input on the Development Plan to it in accordance with Section 4.2(b). In addition and without limitation to Section 5.1(d), each Party shall submit to the JSC written progress reports with respect to their respective research and development activities no less frequently than [***]

5.3 Development Costs.

(a) General. Except as set forth in Section 5.3(b), and subject to Section 5.4 as between the Parties, [***] will bear [***] of the Development Costs incurred in connection with the research and development activities conducted by or on behalf of EQRx for the EQRx Territory under the Development Plan. For clarity, [***] will not be responsible for [***]

(b) Development Cost Split. In the event that a full Phase III Clinical Trial that requires head-to-head comparison with the best standard of care, such as osimertinib (other than a Hansoh initiated Clinical Trial under Section 5.1(a), a bridging study initiated by EQRx, or an extension study initiated by EQRx) is required by the FDA for First-Line NSCLC Approval of Licensed Product in the United States, then, EQRx shall promptly notify Hansoh in writing and provide Hansoh with an estimate of the expected Development Costs related to such Phase III Clinical Trial. Upon receipt of such notice, at [***] Hansoh may elect to either have [***] and, if requested, shall provide reasonable supporting documentation to Hansoh. [***]

5.4 Ex-Territory Clinical Trials. Before any Clinical Trial is conducted by a Party or its Affiliate or Sublicensee in the Territory of the other Party as permitted herein (such conducting Party, the “Conducting Party” and the other Party, the “Non-Conducting Party”), the Conducting Party must have (a) provided the Non-Conducting Party with notice of its intention to submit an IND with the applicable Regulatory Authority at least [***] in advance of any such submission, which notice shall be accompanied by a copy of [***] and (b) if requested by the Non-Conducting Party within [***] after such notice, the Conducting Party shall also provide the Non-Conducting Party with [***] provided that, if the original copies of such documents are not available in English, the Conducting Party will provide, at the [***] option and expense, an English translation of such documents, subject to the [***] prior to such translation services being performed. The Parties agree that the language used in original copies and not the translated copies shall govern. The Conducting Party (or if applicable, its Affiliate or Sublicensee) shall reasonably consider in [***] any comments provided by the Non-Conducting Party, including comments, if any, [***] within [***] after such [***] as the case may be, is provided to the Non-Conducting Party for review. To the extent the Conducting Party (or if applicable, its Affiliate or Sublicensee) shall make any [***] the Conducting Party shall notify the Non-Conducting Party of such [***] and provide the Non-Conducting Party with an opportunity to review such [***] in accordance with the provisions above. The Conducting Party shall notify the Non-Conducting Party when the final IND has [***] to the applicable Regulatory Authority. The Conducting Party shall notify the Non-Conducting Party at least [***] prior to submission of such final IND to the applicable Regulatory Authority.

5.5 Records. Each Party shall create and maintain, or cause to be created and maintained, current and accurate records, in sufficient detail and in good scientific manner appropriate for Patent and regulatory purposes under applicable Law, which shall fully and properly reflect all research and development activities completed and results achieved by such Party, its Affiliates and Third Party subcontractors under this Article 5.

Article 6
COMMERCIALIZATION

6.1 Overview.

(a) Responsibilities; Cost. Subject to the terms and conditions of this Agreement, [***] will, subject to monitoring by the JSC as set forth in Article 4, distribute, market, promote and conduct other commercialization activities (including obtaining all necessary and appropriate Pricing Approvals therefor in each jurisdiction within the [***]) relating to the Licensed Products in the EQRx Territory for use in the Field, and will be solely responsible for the associated costs and expenses of such commercialization activities. Each Party will keep the JSC promptly informed regarding the progress of its commercialization activities in its Territory pursuant to Section 4.2(b)(iii). Without limitation to the foregoing, each Party shall submit to the JSC written progress reports with respect to its respective commercialization activities no less frequently than [***]

(b) Commercialization Plan. EQRx will conduct all distribution, marketing, promotion and other commercialization activities in the Field in the EQRx Territory in accordance with a comprehensive commercialization plan (the “Commercialization Plan”), the initial version of which EQRx will prepare and provide to Hansoh no later than [***] prior to the anticipated First Commercial Sale of Licensed Product in a given country or jurisdiction within the EQRx Territory. EQRx will consider in [***] all comments provided by Hansoh in connection therewith. From time to time, but at least [***] EQRx will update the Commercialization Plan and submit such updated plan to Hansoh for further review and comment.

(c) EQRx Diligence. EQRx will use [***] to commercialize [***] Licensed Product in the EQRx Territory.

6.2 Ex-Territory Commercialization Activities.

(a) As between the Parties, [***] will be responsible for booking sales of the Licensed Products sold in its Territory. [***] may warehouse Licensed Products both inside and outside of such Party’s Territory, provided that [***] As between the Parties, each Party will be solely responsible for handling all returns of any Licensed Product sold in [***] Territory, as well as all aspects of Licensed Product order processing, invoicing and collection, distribution, inventory and receivables of Licensed Products sold in its Territory.

(b) To the extent permitted under applicable Law, each Party agrees that (i) neither it, nor any of its Affiliates or Sublicensees, will sell or provide any Licensed Products to any Third Party, if such Party or its relevant Affiliate or Sublicensee knows, or has reason to know, that any Licensed Products are sold or provided to such Third Party may be in turn sold or transferred, directly or indirectly, for any use outside such Party’s Territory; and (ii) if requested by the other Party, such Party shall provide reasonable assistance to the requesting Party in taking reasonable action against any Third Party to whom such Party has sold or provided such Licensed Product, or to whom it has granted any rights with respect to such Licensed Product, directly or indirectly, that the requesting Party becomes aware is engaging in the direct or indirect sale or transfer of such Licensed Product for use outside such Party’s Territory and such Party will use Commercially Reasonable Efforts to cause such Third Party to cease such activities.

(c) Hansoh Cooperation. Hansoh will, [***] from EQRx and [***] shall pay [***] respect to the Exploitation of the Licensed Compounds or Licensed Products in the Field in the EQRx Territory, including (a) making its employees, subcontractors and other staff available to assist EQRx upon reasonable notice and (b) responding to questions raised by EQRx, and (c) making available to EQRx, in the form consistent with industry standards, all necessary Know-How within Hansoh’s Control pertaining to the Licensed Compounds or Licensed Products. [***] shall pay [***] and reimburse [***] for reasonable expenses incurred by [***] pursuant to this Section 6.2(c) within [***] of receiving an undisputed invoice from [***] provided that, [***] may, at its option, stop or limit its assistance under this Section 6.2(c) until the disputed portion of the invoice is resolved.

Article 7
REGULATORY MATTERS

7.1 EQRx Responsibilities. Subject to the terms and conditions of this Agreement, EQRx will, subject to monitoring by the JSC as set forth in Article 4, be responsible for all regulatory matters relating to the Licensed Compounds and Licensed Products in the EQRx Territory, including preparing and submitting all Regulatory Materials in the EQRx Territory. Subject to Section 14.4, EQRx will own all INDs, NDAs, Regulatory Approvals, Pricing Approvals, Regulatory Materials, and related regulatory documents in the EQRx Territory with respect to such Licensed Compounds, Licensed Products (in each case, as applicable), including any drug master files maintained by EQRx solely with respect thereto in the EQRx Territory.

7.2 Communications with Regulatory Authorities. Each Party will provide the JSC for its review and discussion with a [***] with respect to the Licensed Compounds and Licensed Products in a given country or jurisdiction within its respective Territory. Each Party will provide such descriptions of such [***] to the JSC within [***] after receipt thereof, and as part of the [***] updates regarding development activities.

7.3 Regulatory Meetings. Each Party will provide the other Party with reasonable advance notice of all meetings with the Regulatory Authorities in its respective Territory pertaining to the Licensed Compounds and Licensed Products, or with as much advance notice as practicable under the circumstances. At Hansoh’s request, EQRx shall permit [***] Hansoh representative to join EQRx’s, its Affiliate’s or Sublicensee’s meeting with Regulatory Authorities as an observer.

7.4 Regulatory Submissions. Each Party will provide the other Party, through the JSC, with written notice of each of the following events with regard to the Licensed Compounds and the Licensed Products in its respective Territory (a) within a reasonable period of time following the occurrence thereof (but in any event no later than [***] thereafter), to the extent notice was not previously provided: (i) the submission of any [***] and (ii) [***] for Licensed Products in a country or a regulatory jurisdiction in its Territory; and (b) on a [***] basis, (i) a copy of [***] and (ii) a summary [***] in each case ((i) and (ii)), will be provided electronically; provided, however, that each Party will inform the other Party of such event under (a) or (b) prior to public disclosure of such event by such Party or any of its Affiliates. In addition, EQRx will provide Hansoh with [***] in the EQRx Territory for Hansoh’s review and comment sufficiently in advance of EQRx’s filing or submission thereof, and EQRx will [***] in connection therewith.

7.5 Right of Reference. Subject to the terms of this Agreement, each Party hereby grants the other Party, any of its Affiliates or Sublicensees, access to and a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) in the United States and any foreign counterpart to such regulation, to any regulatory filings held by such Party or any of its Affiliates to the extent necessary for the submission, approval or maintenance of Regulatory Approval of a Licensed Product in the Field in the EQRx Territory, with respect to EQRx and in the Hansoh Territory, with respect to Hansoh. If requested by the receiving Party, the granting Party will provide a signed statement to this effect in accordance with 21 C.F.R. §314.50(g)(3) or any foreign counterpart to such regulation.

7.6 Pharmacovigilance. The Parties will cooperate with regard to the reporting and handling of safety information involving the Licensed Compounds and Licensed Products, in each case, in accordance with the applicable Laws on pharmacovigilance and clinical safety. Within such time to ensure that all regulatory requirements are met, the Parties will negotiate in [***] and enter into a Safety Data Exchange Agreement on [***] terms, which will define the pharmacovigilance responsibilities of the Parties at the [***] and include safety data exchange and adverse event reporting procedures governing the exchange of information affecting the class to enable each Party to comply with all of its legal and regulatory obligations related to the Licensed Compounds or Licensed Products. Hansoh will at all times own and maintain the global safety database for all Licensed Compounds and Licensed Products in the Hansoh Territory, and EQRx will own and maintain the global safety database for all Licensed Compounds and Licensed Products in the EQRx Territory.

7.7 Cost of Regulatory Affairs. [***] costs and expenses [***] incurred in connection with regulatory related activities in the Field in [***] For clarity, [***] for any costs or expenses incurred in connection with regulatory related activities conducted by or on behalf of [***]

Article 8
MANUFACTURE AND SUPPLY

8.1 Supply Agreement. Within [***] after the Effective Date, the Parties shall negotiate in [***] and enter into a supply agreement consistent with the terms attached hereto as Schedule 8.1, pursuant to which (a) Hansoh will supply certain of EQRx and its Affiliates’ and Sublicensees’ clinical requirements of the Licensed Compounds and Licensed Products in the EQRx Territory and (b) Hansoh will provide the necessary chemistry, manufacturing and control data, information, documents and other assistance in order for EQRx to satisfy its regulatory obligations under Article 7 of this Agreement.

Article 9
FINANCIALS

9.1 Upfront Payment. Within [***] days after the Effective Date, EQRx shall pay to Hansoh a one-time, non-refundable, non-creditable payment of Twenty Five Million Dollars ($25,000,000).

9.2 Development and Regulatory Milestone Payments. EQRx shall make the [***] non- refundable and non-creditable milestone payments set forth in the table below upon the first achievement of each of the following corresponding milestone event:

Milestone Event	Milestone Payment (US$)	Reduced Milestone Payment (US$) (Subject to Sections 5.3(b) and 9.2)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***] only the milestone payments set forth in the “Reduced Milestone Payment” column of the table above will be applicable upon the first achievement of the corresponding milestone event by such Licensed Product and not the milestone payment set forth in the “Milestone Payment” column. For clarity, in the event that there is no milestone payment set forth in the “Reduced Milestone Payment” column of the table above, the milestone payment in the “Milestone Payment” column will be applicable upon the first achievement of the corresponding milestone event.

For clarity, each milestone payment under this Section 9.2: (a) will be owed and payable to Hansoh whether the milestone event triggering such payment was achieved by EQRx or any of its Affiliates or Sublicensees, and (b) is payable only once, upon the first achievement of the applicable milestone event for the first Licensed Product in the EQRx Territory, notwithstanding whether such Licensed Product achieves the same milestone event more than once or whether any subsequent Licensed Product achieves such milestone event. For further clarity, the Milestone Events [***] and the associated Milestone Payments under this Section 9.2 are mutually exclusive, such that if Milestone Event [***] is achieved, Milestone Payment [***] will not become payable in any event, and if Milestone Event [***] is achieved then the Milestone Payment [***] will not become payable in any event.

EQRx will promptly provide Hansoh with written notice of the achievement of any milestone event in this Section 9.2, in any event within [***] after the achievement of the applicable milestone event by EQRx or any of its Affiliates, or within [***] after the achievement of the applicable milestone event by a Sublicensee. Hansoh will invoice EQRx following receipt of such written notice [***] and EQRx will pay the associated milestone payment within [***] of the receipt of such invoice. Such payment will be made by wire transfer of immediately available funds into an account designated by Hansoh unless otherwise instructed by Hansoh.

9.3 Commercial Milestone Payments. EQRx shall make the following [***] non- refundable and non-creditable commercial milestone payments to Hansoh based [***] upon the first achievement of each of the following corresponding commercial milestone event:

Commercial Milestone Event: Annual Net Sales of Licensed Product(s) in the EQRx Territory	Milestone Payment (US$)	Reduced Milestone Payment (Subject to Sections 5.3(b) and 9.3)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

If [***] only the milestone payments set forth in the [***] column of the table above will be applicable upon the first achievement of the corresponding commercial milestone event by such Licensed Product and not the milestone payment set forth in the [***] column. For clarity, in the event that there is no milestone payment set forth in the [***] column of the table above, the milestone payment in the [***] column will be applicable upon the first achievement of the corresponding commercial milestone event. [***]

The commercial milestones in this Section 9.3 and their achievements shall be cumulative, such that if more than one commercial milestone event is achieved in a calendar year, then EQRx will pay all of the corresponding milestone payments, regardless of the number of commercial milestones achieved in such calendar year; provided, however, each milestone shall be payable only once total, regardless of how many Licensed Products achieve the corresponding milestone event. The maximum aggregate amount payable by EQRx pursuant to this Section 9.3 is Four Hundred and Twenty Million Dollars ($420,000,000), and if Hansoh elects to have the Milestone Reduction in accordance with Section 5.3(b), then the maximum aggregate amount payable by EQRx pursuant to this Section 9.3 is Three Hundred and Fifty Million Dollars ($350,000,000).

(a) Notice; Method of Payment. EQRx will promptly provide Hansoh with written notice of the achievement of any milestone event in this Section 9.3, in any event within [***] after the achievement of the applicable milestone event. Hansoh will invoice EQRx following receipt of such written notice as soon as reasonably practicable and EQRx will pay the associated milestone payment within [***] of the receipt of such invoice. Such payment will be made by wire transfer of immediately available funds into an account designated by Hansoh unless otherwise instructed by Hansoh.

9.4 Royalties.

(a) Net Sales Royalty. During the applicable Royalty Term, EQRx will pay to Hansoh royalties, on a Licensed Product-by-Licensed Product and country-by-country basis, on annual aggregate Net Sales for each Licensed Product in the EQRx Territory at the royalty rates set forth below(the “Net Sales Royalty”):

Annual Net Sales of the Licensed Product in the EQRx Territory	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(a) Expiration of Royalty Term. Upon the expiration of the applicable Royalty Term for a given Licensed Product in a given country, the license granted to EQRx under Section 2.1, to the extent applicable on any Licensed Technology then subsisting, will thereafter become fully-paid, perpetual, irrevocable and royalty-free with respect to such Licensed Product in such country.

(b) Reports; Payment. The Net Sales Royalty calculation will be delivered in writing by EQRx to Hansoh within [***] of each applicable calendar year, and will include the aggregate gross sales of the Licensed Product in the EQRx Territory during such calendar year, the corresponding Net Sales and the amount of the Net Sales Royalty payment payable with respect to such Net Sales (each, a “Net Sales Statement”). EQRx will pay the Net Sales Royalty in United States dollars by wire transfer to an account designated in writing by Hansoh or as otherwise instructed by Hansoh within [***] following the end of each [***]

(c) Royalty Reductions. Notwithstanding the foregoing:

(i) if, pursuant to Section 9.4(a), any royalties are payable on Net Sales of a Licensed Product attributable to any country in the EQRx Territory where there is no [***] (i.e., royalties are payable on Net Sales of a Licensed Product in a country on the basis of clauses (b) or (c) in the definition of Royalty Term), then the royalty rates applicable to those Net Sales of such Licensed Product for such country will be reduced, or otherwise paid for or refunded, [***] from those set forth in Section 9.4(a);

(ii) on a country-by-country basis in the EQRx Territory, the Net Sales Royalty payable to Hansoh for Net Sales of Licensed Product will be reduced (A) by [***] of the applicable royalty rate(s) set forth in Section 9.4(a), following a launch of a Generic Product, if the [***] in such country exceed [***] of [***] in such country for [***] until the end of the Royalty Term for such Licensed Product in such country for so long as the sales of all Generic Products continue to exceed such threshold. Unless otherwise agreed by the Parties, [***] or any successor to IQVIA or any other independent sales auditing firm reasonably agreed upon by the Parties;

(iii) in the event that either Party identifies any Patent owned or Controlled by a Third Party in a particular country or other jurisdiction that, absent a license or agreement with such Third Party, would be [***] (“Blocking IP”), it will so notify the other Party. EQRx or any of its Affiliates will have the first right, but not the obligation, to enter into an agreement with a Third Party to acquire or obtain a license, covenant not to sue or other similar right to such Blocking IP. EQRx will [***] EQRx will [***] If EQRx or any of its Affiliates enters into such agreement, [***] will be [***] to the Third Party under such agreement, and [***] for such Licensed Product payable hereunder with respect to that country or other jurisdiction an amount equal to [***] of royalties or any other amounts paid to such Third Party under such agreement to the extent [***] If EQRx or any of its Affiliates elect not to enter into an agreement with respect to any Blocking IP, [***] provided, that [***] will use [***] to negotiate for, and obtain, the right in such agreement to disclose the agreement to [***] (subject to confidentiality obligations and reasonable redaction) and to [***] EQRx or any of its Affiliates will remain free to independently negotiate and enter into an agreement to obtain a license or other rights to such rights. Hansoh will provide written notification to EQRx of such agreement if it includes any [***] EQRx may elect to [***] by providing written notice to Hansoh and, upon such election, such Blocking IP will be included within the Licensed Technology licensed hereunder;

(iv) in the event that a court or a governmental agency of competent jurisdiction requires EQRx or any of its Affiliates or Sublicensees to grant a compulsory license to a Third Party permitting such Third Party to make or sell a Licensed Product in a country or other jurisdiction in the EQRx Territory and such Third Party actually sells such Licensed Product in such country under such compulsory license with a royalty rate lower than the applicable royalty rate provided in Section 9.4(a), then, the Parties shall share the amounts received by all Selling Parties from such sales under the compulsory license by such Third Party (“Net Receipts”): [***] of Net Receipts to EQRx and [***] of Net Receipts to Hansoh;

(v) notwithstanding anything to the contrary herein, in no event shall the application of the royalty deductions in Sections 9.4(d)(i) to 9.4(d)(iii) result in a reduction of the total Net Sales Royalty by more than [***] with respect to any given Licensed Product, country and calendar year; and

(vi) in no event will [***] be required to contribute to, or otherwise pay for or reimburse, [***] payments to Third Parties from which it has received (sub)licenses pursuant to Section 9.4(d)(iii) to Patents, Know-How or other intellectual property rights that Covers any Licensed Compound or Licensed Product.

(d) Net Sales Audit Rights.

(i) Hansoh will have the right to engage, [***] subject to this Section 9.4, an independent accounting firm chosen by Hansoh and [***] to EQRx (which accounting firm will not be the external auditor of Hansoh, will not have been hired or paid on a contingency basis and will have experience auditing pharmaceutical companies) (a “CPA Firm”) to conduct an audit of EQRx for the purposes of confirming EQRx’s and its Affiliates’ compliance with the Net Sales Royalty provisions of this Agreement.

(ii) The CPA Firm will be given access to and will be permitted to examine all books and records of EQRx as it will reasonably request, upon [***] prior written notice having been given by Hansoh, during regular business hours, for the sole purpose of determining compliance with the Net Sales Royalty and other milestone payment provisions of this Agreement. Prior to any such examination taking place, the CPA Firm will enter into a confidentiality agreement reasonably acceptable to EQRx, such acceptance not to be unreasonably withheld, delayed, or conditioned, with respect to the Know-How to which the CPA Firm are given access to and will include obligations on the CPA Firm to not contain in its report or otherwise disclose to Hansoh or any Third Party any information labelled by EQRx as being confidential customer information regarding pricing or other competitively sensitive proprietary information; provided that, EQRx acknowledge and agree that sufficient details must be disclosed to Hansoh in connection with the results and findings of the audit.

(iii) Hansoh and EQRx will be entitled to receive a full written report of the CPA Firm with respect to its findings and Hansoh will provide, without condition or qualification, EQRx with a copy of the report, or other summary of findings, prepared by such CPA Firm promptly following Hansoh’s receipt of same. In the event of any dispute between Hansoh and EQRx regarding the findings of any such inspection or audit, the Parties will initially attempt in [***] to resolve the dispute amicably between themselves, and if the Parties are unable to resolve such dispute within [***] after delivery to both Parties of the CPA Firm’s report, each Party will select an internationally recognized independent certified public accounting firm (other than the CPA Firm), and the two firms chosen by the Parties will choose a third internationally recognized independent certified public accounting firm which will resolve the dispute, and such accounting firm’s determination will be binding on both Parties, absent manifest error by such accounting firm.

(iv) Within [***] days after completion of the CPA Firm’s audit, EQRx will pay to Hansoh any deficiency in the Net Sales Royalty amount determined by the CPA Firm. If the report of the CPA Firm shows that EQRx overpaid, then EQRx will be entitled to off-set such overpayment against any Net Sales Royalty then owed to Hansoh. If no royalty is then owed to Hansoh, then Hansoh will remit such overpayment to EQRx. If the report of the CPA Firm shows a discrepancy between the amount of the royalty to which Hansoh is entitled and the Net Sales Royalty amount reflected by EQRx in the Net Sales Statement in Hansoh’s favor that exceeds [***] of the amount audited, then in addition to the payment of the shortfall in the Net Sales Royalty amount, the fees and expenses of the CPA Firm in performing such audit will be paid in full by EQRx.

(v) Hansoh’s exercise of its audit rights under this Section 9.4(e) may not (A) be conducted for any [***] more than [***] after the end of such [***] to which such books and records pertain, (B) be conducted more than once in any [***] period within each country (unless a previous audit during such [***] period revealed an underpayment with respect to such period), or (C) be repeated for any [***] except, in each case, in the event of any actual or alleged fraud.

9.5 Taxes and Withholdings.

(a) Taxes on Income. Except as provided in Section 9.5(c), each Party shall solely bear and pay all taxes, fees, duties, levies or similar amounts imposed on its net income (however denominated), franchise taxes and any branch profit taxes arising directly or indirectly from the activities of the Parties under this Agreement.

(b) [***].

(c) [***].

(d) Tax Treatment. For U.S. federal income tax purposes, both parties intend that the license granted under this Agreement shall constitute a taxable sale of the Licensed Technology from Hansoh to EQRx in exchange for the consideration described in Sections 9.1 through 9.4.

9.6 No Other Compensation. Other than as explicitly set forth (and as applicable) in this Agreement, neither EQRx nor any of its Affiliates will be obligated to pay any additional fees, milestone payments, royalties or other payments of any kind to or on behalf of Hansoh or any of its Affiliates under this Agreement.

Article 10
INTELLECTUAL PROPERTY

10.1 General.

(a) Background Technology. As between the Parties, and except with respect to any Arising IP, which is addressed in Section 10.1(b), subject to the restrictions set forth in this Agreement (a) Hansoh will retain all right, title and interest in and to any Patents, Know-How, and other intellectual property rights owned or in-licensed by Hansoh or any of its Affiliates as of the Effective Date or during the Term, and (b) EQRx will retain all right, title and interest in and to any Patents, Know-How, and other intellectual property rights owned or in-licensed by EQRx or any of its Affiliates as of the Effective Date or during the Term.

(b) Arising IP.

(i) Ownership will follow inventorship for (A) any and all Know-How developed, created, conceived or reduced to practice during the Term solely by or on behalf of a Party or any of its Affiliates in the course of such Party’s performance of the activities under this Agreement, and (B) any Patent or other intellectual property right claiming any such Know-How described in clause (A) (collectively ((A)-(B)), “Arising IP”), with inventorship being determined in accordance with United States patent laws (regardless of where the applicable activities occurred). Arising IP invented solely by or on behalf of Hansoh or any of its Affiliates will be solely owned by Hansoh or any of its Affiliates (“Hansoh Arising IP”), Arising IP invented solely by or on behalf of EQRx or any of its Affiliates will be solely owned by EQRx or any of its Affiliates (“EQRx Arising IP”), and Arising IP invented jointly by Hansoh or any of its Affiliates and EQRx or any of its Affiliates will be jointly owned by both Parties (“Joint Arising IP”).

(ii) Each Party will promptly disclose to the other Party any Arising IP developed, created, conceived or reduced to practice by or on behalf of such Party or any of its Affiliates.

(iii) Each Party will have an [***] interest in and to the Joint Arising IP and each Party will have the rights to exercise its ownership rights in and to such Joint Arising IP, including the right to license and sublicense or otherwise to exploit, transfer or encumber its ownership interest, without duty to account to, or obtain the consent of, the other joint owner (and Party), but subject to the license grant to Hansoh under Section 10.1(b)(iv). Each Party, for itself and on behalf of any of its Affiliates, licensees and sublicensees, and employees, subcontractors, consultants and agents of any of the foregoing, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to the other joint owner (and Party) a joint and undivided interest in and to all Joint Arising IP subject to the license grant to Hansoh under Section 10.1(b)(iv).

(iv) EQRx hereby grants Hansoh and its Affiliates, on behalf of itself and its Affiliates (A) an [***] license, with the right to sublicense (through multiple tiers), under its interest in any interest in any Joint Arising IP and (B) a [***] license, with the right to sublicense (through multiple tiers), under its interest in any interest in any EQRx Arising IP, in each case ((A) and (B)), to the extent such Joint Arising IP or EQRx Arising IP, as applicable, is [***] within the Field. To the extent any EQRx Arising IP may be used for other purposes, for a period of [***] after EQRx notifies Hansoh of the invention of such EQRx Arising IP, EQRx hereby grants Hansoh an exclusive option to obtain an [***] license, at the option of Hansoh, in and to any EQRx Arising IP in the Hansoh Territory for [***] Upon written notice to EQRx of exercise of such option by Hansoh, the Parties will use [***] efforts to negotiate a separate license agreement on commercially reasonable terms. The Parties shall negotiate exclusively for a period of [***] after the delivery of Hansoh’s written notice of option exercise or, if sooner, [***] (the “Negotiation Period”). The Negotiation Period may be extended by an additional [***] upon the Parties’ mutual written agreement in principal (email being sufficient) to a written summary of key terms governing Hansoh’s rights in and to the relevant EQRx Arising IP. If, upon expiration of the Negotiation Period (and any extension thereof), the Parties do enter into a definitive written agreement for such grant of rights, neither Party shall have any further obligations to the other Party under this Section 10.1(b)(iv).

(v) For clarity, (1) Hansoh’s interest in any Joint Arising IP will be automatically included within the Licensed Technology licensed hereunder to the extent constituting Licensed Know-How or a Licensed Patent, and (2) any Included Hansoh Arising IP will be included within the Licensed Technology exclusively licensed hereunder by Hansoh to EQRx.

(c) This Agreement will be understood to be a joint research agreement in accordance with 35 U.S.C. §102(c) to develop and commercialize Licensed Compounds and Licensed Products.

10.2 Prosecution, Maintenance & Enforcement of Arising IP.

(a) EQRx Arising IP. EQRx will have the sole right, responsibility and discretion to file, prosecute (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office), maintain and enforce intellectual property rights pertaining to the EQRx Arising IP at its sole cost and expense.

(b) Hansoh Arising IP and Included Hansoh Arising IP. Hansoh will have the sole right, responsibility and discretion to file, prosecute (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office), maintain and enforce intellectual property rights pertaining to the Hansoh Arising IP at [***] provided, that if the Parties separately agree in writing to add certain Hansoh Arising IP to “Licensed Technology”, thereby categorizing such Hansoh Arising IP as “Included Hansoh Arising IP” under this Agreement, the prosecution, maintenance and enforcement of such Included Hansoh Arising IP will be governed by Section 10.2(d) and 10.4.

(c) Joint Arising IP. [***] will have the first right, but not the obligation, through the use of internal or outside counsel selected by [***] and reasonably acceptable to [***] to prepare, file, prosecute (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office), maintain and enforce intellectual property rights pertaining to the Joint Arising IP worldwide [***] provided that if [***] decides not to prepare, file, prosecute, maintain or enforce any such intellectual property right pertaining to any Joint Arising IP, then [***] will provide [***] prior written notice to [***] of such intention and [***] will thereupon have the option to assume the control and direction of the preparation, filing, prosecution, maintenance and enforcement of such intellectual property right at its sole cost and expense. The prosecuting Party will (i) in [***] consider the non-prosecuting Party’s comments regarding the prosecution, maintenance and enforcement strategy, (ii) keep the other Party [***] informed on its activities (iii) [***] inform the other Party of any adversarial patent office proceeding or sua sponte filings, including a request for, or filing or declaration of, any interference, opposition or re-examination. [***] will [***] cooperate with [***] in the filing, prosecution, maintenance and enforcement of intellectual property rights (including Patent rights) pertaining to Joint Arising IP. Such cooperation includes [***] executing all documents, requiring inventors to be available to discuss and review applications and other filings, and requiring inventors, subcontractors, employees and consultants and agents of [***] and any of its Affiliates to execute all documents, as [***] so as to enable the filing, prosecution, maintenance and enforcement of any such intellectual property rights pertaining to Joint Arising IP.

(d) Prosecution & Maintenance of Licensed Patents.

(i) EQRx will, through internal or outside counsel mutually acceptable to the Parties and directed by EQRx, control the preparation of, filing for, and prosecution and maintenance of (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office) any Licensed Patents (other than Patents Covering Joint Arising IP) [***] as well as filing for any patent term extensions or similar protections, subject to Section 10.6; and Hansoh will, through internal or outside counsel selected by Hansoh and reasonably acceptable to EQRx and directed by Hansoh, control the preparation of, filing for, and prosecution and maintenance of (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office) any Licensed Patents (other than Patents Covering Joint Arising IP) [***] as well as filing for any patent term extensions or similar protections, subject to Section 10.6 (each controlling Party, the “Prosecuting Party”).

(ii) The Prosecuting Party will, with respect to the prosecution, maintenance and enforcement of the Licensed Patents in its Territory: (A) in [***] consider the non-Prosecuting Party’s comments regarding the prosecution, maintenance and enforcement strategy, (B) keep the non-Prosecuting Party [***] informed on its activities, and (C) [***] inform the non-Prosecuting Party of any adversarial patent office proceeding or sua sponte filings, including a request for, or filing or declaration of, any interference, opposition or re-examination.

(iii) The Prosecuting Party will provide the non-Prosecuting Party copies of and a [***] opportunity to review and comment upon the text of the applications relating to Patents with the Licensed Technology (other than Patents Covering Joint Arising IP) in the Prosecuting Party’s Territory. The Prosecuting Party will provide the non-Prosecuting Party with a copy of each filed application for a Licensed Patent in the Prosecuting Party’s Territory, together with notice of its filing date and application number.

(iv) Within [***] after the Effective Date, the Prosecuting Party will (to the extent not previously provided) provide the non-Prosecuting Party, at no charge, with copies of all documents (including file histories and then current dockets) for the applicable Licensed Patents filed within the Prosecuting Party’s Territory that are in the file maintained by Hansoh’s in-house or outside patent counsel or otherwise available to the non-Prosecuting Party, including any communications, filings and drafts as well as written notice of any pending deadlines or communications for such Licensed Patent.

10.3 Defense and Settlement of Third Party Claims. From and after the Effective Date, if a Third Party asserts that a Patent or other right owned by it is infringed by the Exploitation of any Licensed Compound or Licensed Product in the Field (a) in the EQRx Territory, EQRx will have the first right, but not the obligation, to defend against any such assertions at EQRx’s sole cost and (b) in the Hansoh Territory, Hansoh will have the sole right, but not the obligation, to defend against any such assertions at Hansoh’s sole cost; provided that if EQRx decides not to defend against any such assertions in the EQRx Territory, then EQRx will provide [***] prior written notice to Hansoh of such intention and Hansoh will thereupon have the option to assume the control and direction of such defense at [***] (the applicable defending Party, the “Defending Party”). The other Party or any of its Affiliates will assist the Defending Party and cooperate in any such litigation, including joining such litigation, at the Defending Party’s request, and the Defending Party will reimburse the other Party for any reasonable, documented out-of-pocket costs incurred in connection therewith. The other Party may join any defense at its sole discretion pursuant to this Section 10.3, with its own counsel, [***] The Defending Party or any of its Affiliates may settle or consent to the entry of any judgment in any enforcement action hereunder without the other Party’s prior consent; provided, however, that any such settlement or consent judgment shall not, without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), [***] Each Party will give the other Party prompt written notice of any allegation by any Third Party that a Patent or other right owned by such Third Party is infringed by the Exploitation of any Licensed Compound or Licensed Product.

10.4 Enforcement.

(a) In the event that Hansoh or EQRx (i) becomes aware of any actual or suspected infringement of any Licensed Patents or (ii) receives a Notice of Paragraph IV Patent Certification as described in Section 10.6(c), such Party will notify the other Party promptly, and following such notification, the Parties will confer. Hansoh will have the sole right, but will not be obligated, to enforce any Licensed Patents in the Hansoh Territory or bring an infringement action with respect to such infringement in the Hansoh Territory at its own expense, in its own name and entirely under its own discretion and control. EQRx will have the first right, but will not be obligated, to enforce any Licensed Patents in the EQRx Territory or bring an infringement action with respect to such infringement [***] in its own name and entirely under its own direction and control, or settle any such action or proceeding (including, at EQRx’s sole discretion, granting a sublicense, covenant not to sue or other right in the Field in the EQRx Territory); provided that if EQRx decides not to enforce any Licensed Patent or bring an infringement action with respect to such infringement in the EQRx Territory, then EQRx will provide [***] prior written notice to Hansoh of such intention and Hansoh will thereupon have the option to enforce or bring an infringement action [***] Any settlement or consent judgment by an enforcing Party of an infringement action in the EQRx Territory shall not, without the prior written consent of the non-enforcing Party, [***] Each Party and its Affiliates will [***] assist the enforcing Party in any action or proceeding being defended or prosecuted if so requested, and will be named in or join such action or proceeding if requested by the enforcing Party and at the enforcing Party’s cost and expense. If the non-enforcing Party elects to be represented by legal counsel, the enforcing Party will bear all of the non-enforcing Party’s related and reasonable legal costs and expenses if the non-enforcing Party is required to be named in or joined in such action or proceeding or is joined in such action or proceeding at the enforcing Party’s request. Should the enforcing Party fail to enforce any Licensed Patents or bring an infringement action, the other Party will have the right to do so, [***]

(b) Damages.

(i) In the event that a Party exercises the rights in the EQRx Territory conferred in this Section 10.4 and recovers any damages, payments or other sums in such action or proceeding or in settlement thereof, such damages or other sums recovered will [***] If such recovery is insufficient to [***]

(ii) In the event that Hansoh recovers any damages, payments or other sums in an action or proceeding in the Hansoh Territory or in settlement thereof, such damages or other sums recovered will be [***]

10.5 Trademarks. Hansoh will retain all right, title and interest in and to any existing and new trademarks adopted for use with the Licensed Products in the Hansoh Territory. If EQRx selects a trademark registered by Hansoh for use with the Licensed Product and Hansoh approves such use, Hansoh will grant EQRx an exclusive (even as to Hansoh), royalty-free, fully-paid license, with the right to grant sublicenses through multiple tiers, to use such trademark solely in connection with the Licensed Product in the EQRx Territory during the Term. EQRx will solely own all right, title and interest in and to any new trademarks adopted for use with the Licensed Products in the Field in the EQRx Territory (“Product Marks”), and will be responsible for the registration, filing, maintenance and enforcement thereof; provided that each such Product Mark must be approved by Hansoh prior to its registration, filing or use; provided further, EQRx may not include any corporate names or references to any products of Hansoh or any of its Affiliates in any Product Marks without prior written consent of Hansoh. EQRx hereby grants Hansoh an exclusive license (even as to EQRx) to use, register, file, maintain and enforce any Product Marks in the Hansoh Territory. Neither Party nor any of its Affiliates will at any time do or authorize to be done any act or thing which is likely to materially impair the rights of the other Party therein, and will not at any time claim any right of interest in or to such marks or the registrations or applications therefor. Except as otherwise provided in this Section 10.5, neither Party nor any of its Affiliates will use the other Party’s or any of its Affiliates’ trademarks or any confusingly similar trademarks in a manner that might amount to infringement, dilution, unfair competition or passing off of any of the other Party’s or any of its Affiliates’ trademarks without the other Party’s consent.

10.6 Patent Term Extensions; Orange Book Listings; Patent Certifications.

(a) Patent Term Extension. If elections with respect to obtaining patent term extension or supplemental protection certificates or their equivalents in any country in the EQRx Territory with respect to any Licensed Product becomes available, upon Regulatory Approval or otherwise, EQRx will have the sole right to file for patent term extension or supplemental protection certificates or their equivalents and to determine which issued Patent to extend. Hansoh and any of its Affiliates will reasonably cooperate with EQRx so as to enable EQRx to exercise its rights under this Section 10.6(a). Such cooperation includes promptly executing all documents, requiring inventors to be available to discuss and review any filings, and requiring inventors, subcontractors, employees, consultants and agents of Hansoh or any of its Affiliates to execute all documents, as reasonable and appropriate so as to enable EQRx to exercise its rights under this Section 10.6(a). Notwithstanding the foregoing, EQRx will not have any right to file patent term extension or supplemental protection certificates or their equivalents and to determine which issued Patent to extend in the Hansoh Territory. To the extent necessary or useful, EQRx and its Affiliates will reasonably cooperate with Hansoh so as to enable Hansoh to exercise its rights with respect to Patents in the Hansoh Territory.

(b) Regulatory Exclusivity and Orange Book Listings. With respect to Regulatory Exclusivity periods (such as orphan drug exclusivity and any available pediatric extensions), EQRx will have the sole right to seek and maintain all such Regulatory Exclusivity periods that may be available for the Licensed Products in the Field in the EQRx Territory. EQRx will have the sole right to make all filings in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”) and all equivalents in any country in the EQRx Territory with respect to the Licensed Products in the Field in the EQRx Territory. Notwithstanding the foregoing, EQRx will not have any right to seek and maintain Regulatory Exclusivity periods in the Hansoh Territory.

(c) Notification of Paragraph IV Patent Certification. Hansoh and EQRx will each notify and provide the other Party with copies of any Notice of Paragraph IV Patent Certification (including any associated documents) by a Third Party filing an ANDA, an application under §505(b)(2) of the FD&C Act (as amended or any replacement thereof), or any other similar patent certification by a Third Party, and any foreign equivalent thereof in the EQRx Territory. Such notification and copies will be provided to the other Party within [***] after receipt of such notification and will be sent to the address set forth in Section 16.3.

Article 11
REPRESENTATIONS, WARRANTIES AND COVENANTS

11.1 Mutual Representations, Warranties and Covenants. Each Party hereby represents and warrants to the other Party as of the Effective Date, and covenants, as applicable, as a material inducement for such other Party’s entry into this Agreement, as follows:

(a) Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

(b) Authority and Binding Agreement. (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c) No Conflict. It is not a party to and will not enter into any agreement that would prevent it from (i) granting the rights that are granted or intended to be granted to the other Party under this Agreement, (ii) performing its obligations under this Agreement or (iii) complying with its exclusivity obligations set forth in Section 2.7. Following the Effective Date, neither Party will, and will not cause its Affiliates to, enter into any agreement with any Affiliate or Third Party that conflicts with or contradicts the terms and conditions set forth in this Agreement, including any agreement that would limit the grant of licenses or rights hereunder to the Licensed Technology in the EQRx Territory or enter into any agreement that would cause EQRx or its Affiliate to, directly or indirectly, Exploit any Competitive Product in breach of Section 2.7.

(d) Bankruptcy; Insolvency. It is not aware of any action or petition, pending or otherwise, for bankruptcy or insolvency of it or any of its Affiliates or subsidiaries in any state, country or other jurisdiction, and it is not aware of any facts or circumstances that could result in such Party becoming or being declared insolvent, bankrupt or otherwise incapable of meeting its obligations under this Agreement as they become due in the ordinary course of business.

(e) No Debarment. It is not debarred, has not been convicted, and is not subject to debarment or conviction pursuant to Section 306 of the FD&C Act. In the course of the research or development of Licensed Compounds or Licensed Products, it has not, to its knowledge, used prior to the Effective Date, and will not use, during the Term, any employee, consultant, agent or independent contractor who has been debarred by any Regulatory Authority, or, to its knowledge, is the subject of debarment proceedings by a Regulatory Authority or has been convicted pursuant to Section 306 of the FD&C Act.

(f) Compliance with Applicable Law. It will comply with all applicable Laws in the course of performing its obligations or exercising its rights pursuant to this Agreement.

11.2 Representations, Warranties and Covenants by Hansoh. Hansoh hereby represents, warrants and covenants to EQRx as of the Effective Date as follows:

(a) No IP Conflicts. Neither Hansoh nor any of its Affiliates has entered into any agreement (other than agreements with subcontractors) granting any right, interest or claim in or to, any Licensed Technology to any Third Party. All intellectual property rights relating to the Licensed Compounds or Licensed Products that are necessary for the Exploitation of such Licensed Compounds or Licensed Products in the Field pursuant to this Agreement are owned by Hansoh and are included in the Licensed Technology. All Licensed Technology existing as of the Effective Date is exclusively owned or in-licensed by Hansoh and is free and clear of any (i) liens, charges, security interests, and encumbrances or licenses and (ii) claims or covenants that would conflict with or limit the scope of any of the rights or licenses granted to EQRx hereunder, or would give rise to any Third Party claims for payment against EQRx or any of its Affiliates.

(b) No Notice of Infringement or Misappropriation. (i) Neither Hansoh nor any of its Affiliates have received or is aware of any written notice from any Third Party asserting or alleging that any research, development, use, manufacture, sale, offer for sale, importation or exportation of Licensed Technology, Licensed Compounds or Licensed Products has infringed or misappropriated, or would infringe or misappropriate, the intellectual property rights of any Third Party, and (ii) to Hansoh’s knowledge, no claim against Licensed Technology is pending, and (iii) Hansoh and any of its Affiliates and, to Hansoh’s knowledge, any Third Party manufacturer, has not received from a Third Party written notice of a claim or threatened claim to the effect that any Licensed Patents is invalid or unenforceable. Additionally, to Hansoh’s knowledge, there is no unauthorized use, infringement or misappropriation of any Licensed Technology by any Third Party as of the Effective Date.

(c) Licensed Technology. To the knowledge of Hansoh, the Licensed Patents listed on Schedule 1.55 are all of the Licensed Patents Controlled by Hansoh or any of its Affiliates existing as of the Effective Date. To the knowledge of Hansoh, all Licensed Patents have been and are being diligently prosecuted in accordance with applicable Law, have been and are being filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. The Licensed Patents represent all Patents owned or Controlled by Hansoh and any of its Affiliates that are necessary to Exploit the Licensed Compounds or Licensed Products as of the Effective Date. To the knowledge of Hansoh, there is no Know-How owned or Controlled by Hansoh or any of its Affiliates as of the Effective Date that is necessary for the Exploitation of the Licensed Compounds or Licensed Products that is not within the Licensed Technology. The Parties acknowledge and agree that any unintentional failure to include a Patent or Know-How that is otherwise required because it falls within Licensed Technology shall not be considered a breach by Hansoh and EQRx’s sole remedy for such failure or omission shall be the cooperation of the Parties to include such omitted Patent or Know-How as Licensed Technology and transfer applicable rights in such Patent or Know-How to EQRx according to the terms of this Agreement.

(d) Existing License Agreements.

(i) Hansoh has set forth on Schedule 11.2(d) (Existing License Agreements) a true, correct, and complete list of all agreements pursuant to which a Third Party has granted Hansoh or any of its Affiliates a license under any Licensed Patents or Licensed Know-How. All such Licensed Patents and Licensed Know-How are Controlled by Hansoh or any of its Affiliates and included in the Licensed Technology.

(ii) In addition, Hansoh has set forth on Schedule 11.2(d) a true, correct, and complete list of all agreements pursuant to which Hansoh or any of its Affiliates have granted rights under the Licensed Technology to a Third Party.

(e) During the Term, neither Hansoh nor any of its Affiliates will encumber or diminish the rights granted to EQRx hereunder with respect to the Licensed Technology.

(f) Licensed Compounds. Hansoh has disclosed in Schedule 1.53 all compounds that Hansoh or any of its Affiliates owns or Controls, as of the Effective Date, that meet the definition of “Licensed Compound” hereunder; provided that, the Parties acknowledge and agree that any unintentional failure to list a compound that is otherwise falls within the Licensed Compound definition shall not be considered a breach by Hansoh and EQRx’s sole remedy for such failure or omission shall be the cooperation of the Parties to include such omitted compound as Licensed Compound and transfer applicable rights in such compound to EQRx according to the terms of this Agreement. Hansoh or any of its Affiliates will own or in-license all analogues of small molecule molecules compound(s) contained in Almonertinib that otherwise (i.e., without reference to ownership or in-license) meet the definition of “Licensed Compound” and that are discovered, conceived, invented, made, developed, acquired, licensed or first reduced to practice during the Term but after the Effective Date by Hansoh, itself or with or through any of its Affiliates or Third Parties.

(g) Hansoh Assignment. As of the Effective Date, Hansoh or any of its Affiliates have secured from all employees, consultants, contractors and other persons who have contributed to the development, creation, conception or invention of any of the Licensed Technology a written agreement assigning to Hansoh or any of its Affiliates all rights to such developments, creations, conceptions or inventions, or Licensed Technology and such Affiliates have assigned such rights to Hansoh, and neither Hansoh nor any of its Affiliates has received any written communication challenging Hansoh’s ownership or right to the Licensed Technology.

(h) All Regulatory Materials relating to the Licensed Compounds and Licensed Products that were filed or submitted in the EQRx Territory have been provided to EQRx in English, if available or, if not available in English, and at EQRx’s option and cost, Hansoh will provide a translation of such Regulatory Materials, subject to Hansoh providing a quote for the cost of translation services, EQRx approving such quote prior to such translation services being performed in an appropriate electronic format prior to the Effective Date. Except as otherwise disclosed by Hansoh to EQRx, neither Hansoh nor any of its Affiliates, or any of their respective licensors or licensees, have received any written notice from any Regulatory Authority in the EQRx Territory regarding (i) any actual, alleged, possible, or potential violation of or failure to comply with any applicable Law, or (ii) any actual, proposed, or potential revocation, withdrawal, suspension, cancellation, termination, or modification of any regulatory filing for a Licensed Compound or Licensed Product.

(i) All Material Information Furnished. As of the Effective Date, Hansoh has furnished or made available to EQRx or its agents or representatives all material information that is in Hansoh’s or any of its Affiliates’ Control concerning the Licensed Compounds, the Licensed Products (in each case in the form being developed by Hansoh or any of its Affiliates as of the Effective Date) and the Licensed Technology, including relevant to the safety or efficacy of such Licensed Compounds and Licensed Products, and all material regulatory filings and other material correspondence with Regulatory Authorities relating to any such Licensed Compound or Licensed Product, and such information is accurate, complete and true in all material respects.

(j) Conduct of Research and Development. As of the Effective Date, Hansoh and its Affiliates have conducted all research and development of Licensed Compounds and Licensed Products in accordance with all applicable Law.

11.3 No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS Article 11, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

Article 12
INDEMNIFICATION

12.1 Indemnification by Hansoh. Subject to the remainder of this Article 12, Hansoh will defend, indemnify, and hold EQRx, its Affiliates, subcontractors and Sublicensees, and its and their respective officers, directors, employees, agents and representatives (the “EQRx Indemnitees”) harmless from and against any and all liabilities, losses, costs, damages, fees, expenses or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such EQRx Indemnitees, all to the extent resulting from claims, suits, proceedings or causes of action brought by or on behalf of such Third Party against such EQRx Indemnitee that arise from or are based on: [***] excluding, in each case ([***]), any damages or other amounts for which EQRx has an obligation to indemnify any Hansoh Indemnitee pursuant to Section 12.2.

12.2 Indemnification by EQRx. Subject to the remainder of this Article 12, EQRx will defend, indemnify, and hold Hansoh, its Affiliates, subcontractors, licensees and sublicensees, and each of their respective officers, directors, employees, agents and representatives (the “Hansoh Indemnitees”) harmless from and against any and all liabilities, losses, costs, damages fees, expenses or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Hansoh Indemnitees, all to the extent resulting from any claims, suits, proceedings or causes of action brought by or on behalf of such Third Party against such Hansoh Indemnitee that arise from or are based on: [***] excluding, in each case ([***]), any damages or other amounts for which Hansoh has an obligation to indemnify any EQRx Indemnitee pursuant to Section 12.1. For the avoidance of doubt EQRx shall have no obligations under this Section 12.2 on account of taxes, which shall be governed solely by Section 9.5.

12.3 Indemnification Procedures. The Party claiming indemnity under this Article 12 (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Claim”). The Indemnifying Party’s obligation to defend, indemnify, and hold harmless pursuant to Section 12.1 or Section 12.2, as applicable, will be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in actual prejudice to the Indemnifying Party; provided, however, that the failure by an Indemnified Party to give such notice or otherwise meet its obligations under this Section 12.3 will not relieve the Indemnifying Party of its indemnification obligation under this Agreement. At its option, the Indemnifying Party may assume the defense and have exclusive control, at its own expense, of any Claim for which indemnity is being sought by giving written notice to the Indemnified Party within [***] after receipt of the notice of the Claim. The assumption of defense of the Claim will not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Claim, nor will it constitute waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. The Indemnified Party will provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party will have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party will not settle any Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, delayed, or conditioned, unless the settlement involves only the payment of money. The Indemnified Party will not settle any such Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, delayed, or conditioned. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnified Party reserves any right it may have under this Article 12 to obtain indemnification from the Indemnifying Party.

12.4 Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES OF ANY KIND ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY CLAIMS ARISING HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE), REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.4 IS INTENDED TO OR WILL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1 OR SECTION 12.2, (B) DAMAGES AVAILABLE IN THE CASE OF A PARTY’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR (C) DAMAGES AVAILABLE TO A PARTY FOR A BREACH BY THE OTHER PARTY OF THE CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 13.

12.5 Insurance. During the Term, EQRx will obtain and maintain, at its individual sole expense, the following minimum required insurance: comprehensive general liability insurance, products liability insurance and clinical trials insurance, [***] is required to obtain and maintain product liability and clinical trial insurance only for those trials they are sponsoring. [***] will also maintain any mandatory insurance, including but not limited to workers compensation coverage, in accordance with all applicable Laws and regulations. Commercial insurance will be obtained from reputable and financially secure insurance carriers having a minimum A.M. Best rating (or equivalent) of A-. [***] will ensure continuity of coverage for claims which may be presented during the [***] will furnish to the [***] on request, certificates of insurance evidencing the minimum required insurance, including notice of cancellation to be provided in accordance with the terms of the insurance policies. [***] further agrees to provide written notice to the other within [***] days of becoming aware of any material change which prevents compliance with the foregoing insurance obligations. [***] failure to maintain minimum required insurance will be deemed a material breach of this Agreement by [***]

Article 13
CONFIDENTIALITY

13.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, during the Term and for [***] thereafter, the Parties agree that the receiving Party will keep confidential, and will not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement, (a) any information, Data or Know-How provided or otherwise made available to it by or on behalf of Hansoh or any of its Affiliates and (b) any information, Know-How or Data provided or otherwise made available to it by or on behalf of EQRx or any of its Affiliates (collectively, “Confidential Information”). For clarity, Confidential Information of a Party or any of its Affiliates will include, without limitation, all information disclosed by such Party or any of its Affiliates or their respective designees that (a) is marked as “Confidential,” “Proprietary” or with similar designation at the time of disclosure or (b) by its nature can reasonably be expected to be considered Confidential Information by the recipient. Know-How disclosed orally will not be required to be identified as such to be considered Confidential Information. The terms of this Agreement will be deemed to be the Confidential Information of both Parties. For the Term of this Agreement, information relating to the Licensed Compounds, Licensed Products and Licensed Technology will be deemed Confidential Information of both Parties irrespective of the discloser. Notwithstanding the foregoing, Confidential Information will not include any information to the extent that it can be established by written documentation by the receiving Party that such information (a) was already known to the receiving Party, other than under an obligation of confidentiality (except to the extent such obligation has expired or an exception is applicable under the relevant agreement pursuant to which such obligation was established), at the time of disclosure, (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party, (c) became generally available to the public or otherwise part of the public domain after its disclosure through no wrongful act, fault or omission of the receiving Party in breach of this Agreement, (d) was independently developed by the receiving Party as demonstrated by written documentation prepared contemporaneously without reference to the disclosing Party’s Confidential Information; or (e) was disclosed to the receiving Party, other than under an obligation of confidentiality (except to the extent such obligation has expired or an exception is applicable under the relevant agreement pursuant to which such obligation was established), by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

13.2 Authorized Disclosure. Except as expressly provided otherwise in this Agreement, each Party may use and disclose Confidential Information of the other Party solely as follows: (a) under appropriate confidentiality provisions substantially equivalent to those in this Agreement (but of shorter duration, if customary): (i) in connection with the performance of its obligations or as reasonably necessary or useful in the exercise of its rights under this Agreement, including the right to grant licenses or sublicenses as permitted hereunder, (ii) to the extent such disclosure is reasonably necessary or useful in conducting Clinical Trials under this Agreement; or (iii) to actual or potential (sub)licensees, acquirers or assignees, collaborators, investment bankers, investors or lenders, or; (b) to the extent such disclosure is to a Governmental Authority as reasonably necessary in filing or prosecuting Patent, copyright and trademark applications in accordance with this Agreement, prosecuting or defending litigation related to this Agreement, obtaining Regulatory Approval or fulfilling post-approval regulatory obligations for the Licensed Compounds or Licensed Products in its respective Territory, or otherwise required by applicable Law; provided, however, that if a Party is required by applicable Law or the rules of any securities exchange or automated quotation system to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures (for example, in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, in each of the foregoing, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed and will only disclose that Confidential Information that is required to be disclosed; (c) to advisors (including lawyers and accountants) on a need to know basis, in each case under appropriate confidentiality provisions or professional standards of confidentiality no less restrictive than those set forth in this Agreement, or (d) to the extent mutually agreed to by the Parties in writing. For clarity, neither Party shall be permitted to release a press release announcing the execution of this Agreement without the written consent of the other Party. Each Party acknowledges and agrees that the other Party may submit this Agreement to the U.S. Securities and Exchange Commission or an equivalent authority governing such Party (“SEC”) and if a Party does submit this Agreement to the SEC, such Party agrees to consult with the other Party with respect to the preparation and submission of, a confidential treatment request for this Agreement. If a Party is required by applicable Law to make a disclosure of the terms of this Agreement in a filing with or other submission to the SEC, and (A) such Party has provided copies of the disclosure to the other Party as far in advance of such filing or other disclosure as is reasonably practicable under the circumstances, (B) such Party has promptly notified the other Party in writing of such requirement and any respective timing constraints, and (C) such Party has given the other Party a reasonable time under the circumstances from the date of notice by such Party of the required disclosure to comment upon, request confidential treatment or approve such disclosure, then such Party will have the right to make such public disclosure at the time and in the manner reasonably determined by its counsel to be required by applicable Law. Notwithstanding anything to the contrary herein, it is hereby understood and agreed that if a Party seeking to make a disclosure to the U.S. Securities and Exchange Commission as set forth in this Section 13.2, and the other Party provides comments within the respective time periods or constraints specified herein or within the respective notice, the Party seeking to make such disclosure or its counsel, as the case may be, will in good faith (1) consider incorporating such comments and (2) use reasonable efforts to incorporate such comments, limit disclosure or obtain confidential treatment to the extent reasonably requested by the other Party.

13.3 Prior Agreement. This Agreement supersedes the Existing Nondisclosure Agreement. All confidential information exchanged between the Parties under the Existing Nondisclosure Agreement will be deemed Confidential Information of the disclosing Party and will be subject to the terms of this Agreement.

13.4 Publications. Except as required by applicable Law or court order as set forth above, any publication or presentation concerning the activities conducted under this Agreement, the Licensed Compounds or the Licensed Products by either Party or its Affiliate will be subject to the oversight, guidelines and approval of the JSC. The JSC will establish, [***] guidelines that require: (a) the non-publishing Party’s timely review of all such publications or presentations, (b) protection of Confidential Information and coordination with the non-publishing Party prior to any disclosure of patentable subject matter under this Agreement, (c) that all such publications and presentations are consistent with good scientific practice and accurately reflect work done and the contributions of the Parties, and (d) that no such publication or presentation be made by or on behalf of the non-publishing Party or its Affiliates except to the extent approved by the JSC in advance in writing, which approval will not be unreasonably withheld, delayed, or conditioned; provided that, Hansoh is only obligated under this Section 13.4 to the extent such publication will be in English and will be published or made readily available outside of the Hansoh Territory. Unless otherwise mutually agreed upon by the Parties, (i) the publishing Party will transmit to the non-publishing Party for review and comment a copy of the proposed publication or presentation, at least [***] prior to the proposed submission of the publication or presentation to a Third Party; provided that any abstracts will be transmitted to the non-publishing Party for review and comment at least [***] prior to the proposed submission of such abstract and that Hansoh is only obligated to provide EQRx such review and comment right only to the extent such publication will be in English and will published or made readily available outside of the Hansoh Territory; and (ii) the publishing Party will postpone the publication or presentation upon request by the non-publishing Party in order to allow the consideration of appropriate Patent applications or other protection on information contained in the publication or presentation. Hansoh will provide to EQRx Chinese language publications and publications that are or will be made available solely within the Hansoh Territory by or on behalf of Hansoh for EQRx’s reference purposes. The Parties agree that subject to the foregoing, no prior approval is required in connection with any publication or presentation by Hansoh or its Affiliates.

13.5 Attorney-Client Privilege. Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the receiving Party and the disclosing Party will have the right to assert such protections and privileges.

Article 14
TERM AND TERMINATION

14.1 Term. This Agreement will commence on the Effective Date and, unless earlier terminated pursuant to this Article 14, shall continue in full force and effect until the expiration of all Royalty Terms for all Licensed Products under this Agreement (the “Term”).

14.2 Termination by EQRx. EQRx will have the right for any or no reason to terminate this Agreement upon [***] days’ prior written notice to Hansoh.

14.3 Termination for Breach or Insolvency.

(a) Termination by Hansoh. Hansoh will have the right to terminate this Agreement in its entirety upon written notice to EQRx if EQRx materially breaches its obligations under this Agreement and, after receiving written notice from Hansoh identifying such material breach by EQRx in reasonable detail, fails to cure such material breach within [***] from the date of such notice (or, if such breach cannot be cured within [***] from the date of such notice, if EQRx has not commenced or is not [***] continuing in [***] efforts to cure such breach).

(b) Termination by EQRx. EQRx will have the right to terminate this Agreement in its entirety upon written notice to Hansoh if Hansoh materially breaches its obligations under this Agreement and, after receiving written notice from EQRx identifying such material breach by Hansoh in reasonable detail, fails to cure such material breach within [***] from the date of such notice (or, if such breach cannot be cured within [***] from the date of such notice, if Hansoh has not commenced or is not [***] continuing in [***] efforts to cure such breach).

(c) Insolvency. If, at any time during the Term (i) a case is commenced by or against either Party under Title 11, United States Code, as amended, or analogous provisions of applicable Law outside the United States (the “Bankruptcy Code”) and, in the event of an involuntary case under the Bankruptcy Code, such case is not dismissed within [***] after the commencement thereof, (ii) either Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (iii) either Party assigns all or a substantial portion of its assets for the benefit of creditors, (iv) a receiver or custodian is appointed for either Party’s business, or (v) a substantial portion of either Party’s business is subject to attachment or similar process; then, in any such case ((i), (ii), (iii), (iv) or (v)), the other Party may terminate this Agreement upon written notice to the extent permitted under applicable Law.

14.4 Effects of Termination.

(a) Upon termination of this Agreement by EQRx under Section 14.2 (Termination At Will by EQRx), or by Hansoh under Section 14.3(a) (Termination for EQRx Breach by Hansoh) or Section 14.3(c) (Termination for EQRx Insolvency by Hansoh), the following will apply:

(i) Licenses. All licenses granted in Article 2 will terminate.

(ii) Product Marks and Safety Database. EQRx shall assign, transfer, convey or otherwise grant to Hansoh all rights, title and interest in all Product Marks and the global safety database for all Licensed Compounds and Licensed Products in the Field in the EQRx Territory.

(iii) INDs. EQRx shall assign transfer, convey or otherwise grant to Hansoh all [***] in the Field in the EQRx Territory with respect to the Licensed Compounds or Licensed Products (in each case, as applicable), including any [***] maintained by EQRx solely with respect thereto in the EQRx Territory.

(iv) Joint Arising IP and EQRx Arising IP. The rights and licenses granted to by EQRx to Hansoh pursuant to Article 10 shall survive. EQRx hereby grants Hansoh and its Affiliates, on behalf of itself and its Affiliates, a [***] under any EQRx Arising IP to the extent that is [***] to Exploit Licensed Compounds and Licensed Products in the EQRx Territory within the Field.

(v) Confidential Information. Each Party will promptly return to the other Party (or as directed by such other Party destroy and certify to such other Party in writing as to such destruction) all of such other Party’s Confidential Information provided by or on behalf of such other Party hereunder that is in the possession or control of such Party (or any of its Affiliates, sublicensees or subcontractors), except that such Party will have the right to retain one (1) copy of intangible Confidential Information of such other Party for legal purposes. All Confidential Information relating to the Licensed Compounds, Licensed Products and Licensed Technology irrespective of the disclosing Parties shall be deemed thereafter to be solely the Confidential Information of Hansoh.

(vi) Publicity. Neither Party will make any statement to any Third Party, whether written, verbal, electronic or otherwise, that disparages any Licensed Compound or Licensed Product, the work performed by either Party under this Agreement, or the other Party.

(b) Upon termination of this Agreement by EQRx under Section 14.3(b) (Termination for Hansoh Breach by EQRx) or Section 14.3(c) (Termination for Hansoh Insolvency by EQRx), the following will apply:

(i) Licenses. All licenses granted in Article 2 and the exclusive licenses and option granted under Article 10 will terminate.

(ii) Product Marks and Safety Database. EQRx shall assign, transfer, convey or otherwise grant to Hansoh all rights, title and interest in all Product Marks and the global safety database for all Licensed Compounds and Licensed Products in the Field in the EQRx Territory.

(iii) INDs. EQRx shall assign transfer, convey or otherwise grant to Hansoh all rights, title and interest in all [***] with respect to the Licensed Compounds or Licensed Products (in each case, as applicable), including any [***] solely with respect thereto in the EQRx Territory.

(iv) Joint Arising IP. The rights of each Party with respect to Joint Arising IP set forth in Article 10 shall survive, except that the exclusive licenses in Joint Arising IP granted to Hansoh and EQRx in Article 10 will terminate.

(v) [***].

(vi) Confidential Information. Each Party will promptly return to the other Party (or as directed by such other Party destroy and certify to such other Party in writing as to such destruction) all of such other Party’s Confidential Information provided by or on behalf of such other Party hereunder that is in the possession or control of such Party (or any of its Affiliates, sublicensees or subcontractors), except that such Party will have the right to retain one (1) copy of intangible Confidential Information of such other Party for legal purposes. All Confidential Information relating to the Licensed Compounds, Licensed Products and Licensed Technology irrespective of the disclosing Parties shall be deemed thereafter to be solely the Confidential Information of Hansoh.

(vii) Publicity. Neither Party will make any statement to any Third Party, whether written, verbal, electronic or otherwise, that disparages any Licensed Compound or Licensed Product, the work performed by either Party under this Agreement, or the other Party.

14.5 In Lieu of Termination. If EQRx is entitled to terminate this Agreement pursuant to Section 14.3(b) (Termination for Hansoh Breach by EQRx) or Section 14.3(c) (Termination for Hansoh Insolvency by EQRx), EQRx may, [***] upon written notice to Hansoh, elect not to do so and [***] If EQRx elects to exercise its right pursuant to this Section 14.5 to not terminate, then EQRx shall not be entitled to seek [***] against Hansoh under a breach of contract or other claim to the extent such damages arise from or are a result of the material breach giving rise to EQRx’s termination right (provided that, for clarity, EQRx shall still be entitled to bring an indemnification claim pursuant to Article 12 or seek equitable remedies).

14.6 Other Remedies. Termination or expiration of this Agreement for any reason will not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason will not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

14.7 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Hansoh and EQRx are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party, as licensee of certain rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party. The Parties acknowledge and agree that of the milestones and royalties to be paid pursuant to Article 9, only the royalties contained in Section 9.3 will constitute royalties within the meaning of Section 365(n) of the U.S. Bankruptcy Code with respect to the licenses of intellectual property hereunder. For purposes of this Section 14.7, all references to “U.S. Bankruptcy Code” hereunder shall be deemed to include any analogous provisions in any other country or jurisdiction to the maximum extent permitted by Applicable Law.

14.8 Survival. Termination or expiration of this Agreement will not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration of this Agreement. Notwithstanding anything to the contrary, the following provisions will survive and apply after expiration or termination of this Agreement in its entirety: Article 1 (to the extent defined terms are used in the surviving provisions), Article 10 (to the extent modified by Section 14.4), Article 12, Article 13, Article 15 and Article 16 and Sections 14.4, 14.6, 14.7 and 14.8. In addition, the other applicable provisions of Article 9 will survive such expiration or termination of this Agreement in its entirety to the extent required to make final reimbursements, reconciliations or other payments incurred or accrued prior to the date of termination or expiration. All provisions not surviving in accordance with the foregoing will terminate upon expiration or termination of this Agreement and be of no further force and effect.

Article 15
DISPUTE RESOLUTION

15.1 Dispute Resolution.

(a) In the event of any dispute between the Parties under this Agreement, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within [***] either Party may refer the matter to the Parties’ Executive Officers for attempted resolution, whereupon the Parties’ Executive Officers will meet in person if requested by either such Executive Officers and attempt in good faith to resolve such dispute by negotiation and consultation for a [***] period following such referral.

(b) If the Executive Officers do not resolve such dispute within such [***] period, either Party may at any time thereafter proceed to binding arbitration in accordance with this Section 15.1 as follows:

(i) A Party may submit such dispute to arbitration by notifying the other Party, in writing, of such dispute. Within [***] after receipt of such notice, the Parties shall designate in writing a single arbitrator to resolve the dispute; provided, however, that if the Parties cannot agree on an arbitrator within such [***] period, the arbitrator shall be selected by the Singapore International Arbitration Centre (the “SIAC”). The arbitrator shall not be an Affiliate, employee, consultant, officer or director of any Party.

(ii) Within [***] after the designation of the arbitrator, the Parties shall submit to the arbitrator in writing a list the disputed issues of which the parties would like the arbitrator to resolve and a proposed ruling on the merits of each such issue, with the understanding that the parties shall have the right to petition the arbitrator to amend or supplement their list as additional information becomes available during the arbitration process.

(iii) The arbitrator shall set a date for a hearing, which shall be no later than [***] after the submission of written proposals pursuant to 15.1(b)(ii). The Parties shall have the right to be represented by counsel at the hearing and throughout the arbitration process. Except as provided herein, the arbitration shall be governed by the then-current Administered Arbitration Rules of the SIAC, and the arbitration shall be conducted by a single arbitrator.

(iv) The arbitrator shall use his or her best efforts to rule within [***] after the completion of the hearing described in Section 15.1(b)(iii). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties. The arbitrator shall issue a reasoned opinion in writing and shall deliver that opinion to the Parties.

(v) The attorneys’ fees of the Parties in any arbitration, fees of the arbitrator, and costs and expenses of the arbitration shall be borne by the Parties as determined by the arbitrator.

(vi) Any arbitration pursuant to this Section 15.1 shall be conducted in Singapore. Any arbitration award may be entered in and enforced by any court of competent jurisdiction.

(c) Notwithstanding the foregoing, either Party will have the right to seek exigent, injunctive or temporary relief in any court of competent jurisdiction.

(d) In addition, during the pendency of any dispute under this Agreement initiated before the end of any applicable cure period under Section 14.3(a) or Section 14.3(b), (i) this Agreement will remain in full force and effect, (ii) the provisions of this Agreement relating to termination for material breach will not be effective, (iii) the time periods for cure under Section 14.3(a) or Section 14.3(b) as to any termination notice given prior to the initiation of the proceeding will be tolled, and (iv) neither Party will issue a notice of termination pursuant to this Agreement based on the subject matter of the proceeding (and no effect will be given to previously issued termination notices), until the court has confirmed the existence of the facts claimed by a non-breaching Party to be the basis for the asserted material breach.

15.2 Injunctive Relief; Remedy for Breach of Exclusivity. Nothing in this Article 15 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any proceeding if necessary to protect the interests of such Party or to preserve the status quo pending the proceeding. Therefore, in addition to its rights and remedies otherwise available at law, including the recovery of damages for breach of this Agreement, upon an adequate showing of material breach, and without further proof of irreparable harm other than this acknowledgement, such non-breaching Party will be entitled to seek (a) immediate equitable relief, specifically including, but not limited to, both interim and permanent restraining orders and injunctions, and (b) such other and further equitable relief as the court may deem proper under the circumstances. For clarity, nothing in this Section 15.2 will otherwise limit a breaching Party’s opportunity to cure a material breach as permitted in accordance with Section 14.3(a) or Section 14.3(b).

Article 16
MISCELLANEOUS

16.1 Entire Agreement; Amendment. This Agreement, including the Schedules hereto, set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties existing as of the Effective Date with respect to the subject matter hereof. In the event of any inconsistency between any plan hereunder and this Agreement, the terms of this Agreement will prevail. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

16.2 Force Majeure. A Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented or materially delayed by force majeure and the nonperforming Party promptly provides written notice of the force majeure and the affected activity(ies) to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition; provided, however, that if the condition constituting force majeure continues for more than [***] the other Party will have the option to terminate this Agreement immediately upon written notice subject to Sections 14.4 and 14.8. For purposes of this Agreement, force majeure will mean conditions that (a) as of the Effective Date could not or should not have foreseen and (b) beyond the control of the applicable Party, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, pandemic or other health crisis, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). The Parties acknowledge that [***] a force majeure under this Agreement.

16.3 Notices. Any notice required or permitted to be given under this Agreement will be in writing, will specifically refer to this Agreement, and will be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 16.3, and will be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable international expedited delivery service, or (b) [***] after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. This Section 16.3 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Hansoh:	Hansoh Bio LLC 9605 Medical Center Drive, #325 Rockville, MD 20850 Attention: Paul Lu & Judy Liu

With a copy to (which will not constitute notice):	Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 Attention: Aaron D. Suh Morgan, Lewis & Bockius LLP One Market, Spear Street Tower San Francisco, CA 94105 Attention: Key Shin

If to EQRx:	EQRx, Inc. 50 Hampshire Street Cambridge, MA 02141 Attention: CEO

With a copy to (which will not constitute notice):	Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attention: Kingsley L. Taft 620 Eighth Avenue New York, NY 10018 Attention: Lily J. Wound

16.4 No Strict Construction; Headings. This Agreement has been prepared jointly and will not be strictly construed against either Party. Ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

16.5 Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term will be deemed to mean “including without limitation” (or “includes without limitations”). “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. The term “or” means “and/or” hereunder. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein). All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Schedules in this Agreement are to Sections and Schedules of this Agreement. References to any Sections include all Sections and subsections that are part of the related Section (e.g., a subsection numbered “Section 3.2” would be part of “Section 3”, and references to “Section 3.2” would also refer to material contained in the subsection described as “Section 3.2(a)”). Unless otherwise stated, dollar amounts set forth in this Agreement are U.S. dollars.

16.6 Assignment. Neither Party may assign or transfer (whether by operation of applicable Law or otherwise) this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to an Affiliate (so long as such entity remains an Affiliate) or to a successor to substantially all of the business to which this Agreement relates, whether in a merger, sale of stock, sale of assets, reorganization or other transaction. Any permitted successor or assignee of rights or obligations hereunder will, in a writing to the other Party, expressly assume performance of such rights or obligations (and in any event, any Party assigning this Agreement to an Affiliate will remain bound by the terms and conditions hereof). Any permitted assignment will be binding on and inure to the benefit of the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.6 will be null, void and of no legal effect.

16.7 Performance by Affiliates. Each Party hereby guarantees the performance by any of its Affiliates of such Party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

16.8 English Language. This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail. Except as otherwise provided in this Agreement, all documents, minutes, communications and other written materials to be provided by either Party to the JSC pursuant to this Agreement shall be English. All dispute resolution, arbitral and other legal proceedings shall be conducted in English, and all communications and materials exchanged with respect to such proceedings shall be in English.

16.9 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.10 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering into this Agreement may be realized.

16.11 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

16.12 Independent Contractors. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein will be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

16.13 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

16.14 Choice of Law. This Agreement will be governed by, and enforced and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

HANSOH (SHANGHAI) HEALTHTECH CO., LTD.		EQRX, INC.

By:	[***]	By:	/s/ Alexis Borisy
Name:	[***]	Name:	Alexis Borisy
Title:	[***]	Title:	Founder, Chairman & CEO

JIANGSU HANSOH PHARMACEUTICAL GROUP COMPANY LTD.
[***]

SCHEDULE 1.2
ALMONERTINIB CHEMICAL STRUCTURE

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SCHEDULE 1.55
LICENSED PATENTS

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SCHEDULE 3.1
INITIAL TECHNOLOGY TRANSFER PLAN

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SCHEDULE 5.2
INITIAL DEVELOPMENT PLAN SUMMARY

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SCHEDULE 8.1
CLINICAL SUPPLY AGREEMENT TERMS

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SCHEDULE 11.2(d)
EXISTING LICENSE AGREEMENTS

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